Exhibit 99.4

Item 8.	Financial Statements and Supplementary Data

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Fidelity National Financial, Inc.:

     We have audited the accompanying Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related Consolidated Statements of Earnings, Comprehensive Earnings, Stockholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2003. These Consolidated Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Consolidated Financial Statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the consolidated financial position of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note A to the Consolidated Financial Statements, effective January 1, 2002, Fidelity National Financial, Inc. fully adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” which resulted in a change to the method of accounting for goodwill and other intangible assets after they have been initially recognized in the financial statements.

     The Consolidated Financial Statements for 2002 and 2001 were prepared using Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” to record stock-based employee compensation. As discussed in Note L to the Consolidated Financial Statements, effective January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, to record stock-based employee compensation, applying the prospective method of adoption in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.”

KPMG LLP

Jacksonville, Florida
February 27, 2004, except as to Note B
to the Consolidated Financial Statements,
which is as of March 11, 2004,
and except as to Note O to the Consolidated Financial Statements,
which is as of November 19, 2004

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,

	2003	2002

	(In thousands, except
	share and per share data)
ASSETS
Investments:
Fixed maturities available for sale, at fair value, at December 31, 2003 and 2002 include $262,193 and $243,844, respectively, of pledged fixed maturity securities related to secured trust deposits	$1,696,234	$1,564,183
Equity securities, at fair value	70,618	74,401
Other long-term investments	44,579	38,368
Short-term investments, at December 31, 2003 and 2002 include $185,956 and $231,080, respectively, of pledged short-term investments related to secured trust deposits	878,386	888,863

Total investments	2,689,817	2,565,815
Cash and cash equivalents, at December 31, 2003 and 2002 include $231,142 and $295,051, respectively, of pledged cash related to secured trust deposits	459,655	482,600
Leases	67,855	119,242
Trade and notes receivables, net of allowance of $39,048 in 2003 and $23,240 in 2002	446,102	233,207
Goodwill	1,926,478	996,613
Prepaid expenses and other assets	249,009	185,939
Capitalized software	290,108	108,530
Other intangible assets	529,940	56,877
Title plants	286,398	275,976
Property and equipment, net	317,813	165,595
Deferred tax assets	—	55,557

	$7,263,175	$5,245,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$818,664	$633,347
Deferred revenue	194,077	65,777
Notes payable	659,186	493,458
Reserve for claim losses	940,217	887,973
Secured trust deposits	671,882	750,920
Deferred tax liabilities	84,224	—
Income taxes payable	6,731	28,743

	3,374,981	2,860,218
Minority interests and preferred stock of subsidiary	14,835	131,797
Stockholders’ equity:
Preferred stock, $.0001 par value; authorized, 3,000,000 shares; issued and outstanding, none	—	—
Common stock, $.0001 par value; authorized, 250,000,000 shares as of December 31, 2003 and 150,000,000 shares as of December 31, 2002; issued, 167,650,280 as of December 31, 2003 and 133,618,341 as of December 31, 2002	17	13
Additional paid-in capital	2,453,841	1,551,636
Retained earnings	1,517,494	738,522

	3,971,352	2,290,171
Accumulated other comprehensive earnings (loss)	(9,891)	12,303
Unearned compensation	(23,017)	(1,628)
Less treasury stock, 2,809,400 shares as of December 31, 2003 and 2,023,450 shares as of December 31, 2002, at cost	(65,085)	(46,910)

	3,873,359	2,253,936

	$7,263,175	$5,245,951

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
Revenue:
Direct title insurance premiums	$2,400,870	$1,610,792	$1,291,276
Agency title insurance premiums	2,337,381	1,936,937	1,403,203
Escrow and other title related fees	1,056,448	789,730	651,851
Financial Institution software and services	700,392	12,428	2,432
Lender outsourcing solutions (excludes title premiums of $288.2 million, $46.7 million and $34.0 million in 2003, 2002 and 2001 respectively that are included in title premiums above)	316,211	167,492	90,154
Information services	545,158	369,477	247,414
Specialty insurance	135,231	46,061	34,678
Interest and investment income	60,345	74,577	89,649
Realized gains and losses, net	106,385	15,459	9,805
Other income	56,794	59,687	53,645

	$7,715,215	$5,082,640	$3,874,107

Expenses:
Personnel costs	2,465,026	1,476,430	1,187,177
Other operating expenses	1,707,512	1,021,893	829,433
Agent commissions	1,823,241	1,521,573	1,098,328
Provision for claim losses	255,694	177,391	134,724
Goodwill amortization	—	—	54,155
Interest expense	43,103	34,053	46,569

	6,294,576	4,231,340	3,350,386

Earnings before income taxes, minority interest and cumulative effect of a change in accounting principle	1,420,639	851,300	523,721
Income tax expense	539,843	306,468	209,488

Earnings before minority interest and cumulative effect of a change in accounting principle	880,796	544,832	314,233
Minority interest	18,976	13,115	3,048

Earnings before cumulative effect of a change in accounting principle	861,820	531,717	311,185
Cumulative effect of a change in accounting principle, net of income tax benefit of $3,035	—	—	(5,709)

Net earnings	$861,820	$531,717	$305,476

Basic earnings per share before cumulative effect of a change in accounting principle	$5.81	$4.05	$2.41
Cumulative effect of a change in accounting principle	—	—	(.05)

Basic net earnings per share	$5.81	$4.05	$2.36

Weighted average shares outstanding, basic basis	148,275	131,135	129,316

Diluted earnings per share before cumulative effect of a change in accounting principle	$5.63	$3.91	$2.34
Cumulative effect of a change in accounting principle	—	—	(.05)

Diluted net earnings per share	$5.63	$3.91	$2.29

Weighted average shares outstanding, diluted basis	153,171	135,871	133,189

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Net earnings	$861,820	$531,717	$305,476
Other comprehensive earnings (loss):
Unrealized gains on investments, net(1)	55,346	18,025	5,643
Reclassification adjustments for (gains) losses included in net earnings(2)	(67,552)	5,283	8,305
Minimum pension liability adjustment(3)	(9,988)	(15,871)	(11,455)

Other comprehensive earnings (loss)	(22,194)	7,437	2,493

Comprehensive earnings	$839,626	$539,154	$307,969

(1)	Net of income tax expense of $36.9 million, $12.0 million and $3.8 million for 2003, 2002 and 2001, respectively.

(2)	Net of income tax expense (benefit) of $(45.0) million, $3.5 million and $5.5 million for 2003, 2002 and 2001, respectively.

(3)	Net of income tax benefit of $(6.4) million, $(10.2) million and $(7.6) million in 2003, 2002 and 2001, respectively.

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
	Common Stock		Additional		Other		Treasury Stock
			Paid-in	Retained	Comprehensive	Unearned
	Shares	Amount	Capital	Earnings	Earnings (Loss)	Compensation	Shares	Amount

	(In thousands, except per share data)
Balance, December 31, 2000	115,629	$12	$695,136	$409,216	$2,373	$—	—	$—
Purchase of treasury stock	—	—	—	—	—		1,512	(22,926)
Exercise of stock options	1,653	—	11,852	—	—	—	—	—
Tax benefit associated with the exercise of stock options	—	—	8,814	—	—	—	—	—
Other comprehensive earnings — unrealized gain on investments and other financial instruments	—	—	—	—	13,948	—	—	—
Other comprehensive loss — minimum pension liability adjustment	—	—	—	—	(11,455)	—	—	—
Common stock offering, net	13,393	1	256,300	—	—	—	—	—
Capital transactions of investees and less than 100% owned subsidiaries	—	—	(1,079)	—	—	—	—	—
Cash dividends declared ($0.26 per share)	—	—	—	(32,948)	—	—	—	—
Acquisitions	430	—	4,150	—	—	—	—	—
Effect of 10% stock dividend	—	—	183,671	(183,671)	—	—	—	—
Net earnings	—	—	—	305,476	—	—	—	—

Balance, December 31, 2001	131,105	13	1,158,844	498,073	4,866	—	1,512	(22,926)
Purchase of treasury stock	—	—	—	—	—	—	2,798	(61,210)
Exercise of stock options	4,800	—	50,350	—	—	—	—	—
Tax benefit associated with the exercise of stock options	—	—	21,329	—	—	—	—	—
Other comprehensive earnings — unrealized gain on investments and other financial instruments	—	—	—	—	23,308	—	—	—
Other comprehensive loss — minimum pension liability adjustment	—	—	—	—	(15,871)	—	—	—
Capital transactions of investees and less than 100% owned subsidiaries	—	—	8,318	—	—	—	—	—
Retirement of treasury stock	(2,287)	—	(37,226)	—	—	—	(2,287)	37,226
Cash dividends declared ($0.32 per share)	—	—	—	(41,607)	—	—	—	—
FNIS/ Micro General merger	—	—	100,360	—	—	—	—	—
Unearned compensation	—	—	—	—	—	(1,628)	—	—
Effect of 10% stock dividend	—	—	249,661	(249,661)	—	—	—	—
Net earnings	—	—	—	531,717	—	—	—	—

Balance, December 31, 2002	133,618	13	1,551,636	738,522	12,303	(1,628)	2,023	(46,910)
Purchase of treasury stock	—	—	—	—	—	—	1,775	(45,436)
Retirement of treasury stock	(989)	—	(27,261)	—	—	—	(989)	27,261
Exercise of stock options	3,459	1	38,012	—	—	—	—	—
Issuance of restricted stock	879	—	26,292	—	—	(22,989)	—	—
Tax benefit associated with the exercise of stock options	—	—	18,914	—	—	—	—	—
Acquisition of ANFI	5,183	1	139,288	—	—	(2,559)	—	—
Acquisition of FIS	11,207	1	274,999	—	—	—	—	—
Acquisition of the minority interest of FNIS	14,293	1	420,424	—	—	1,628	—	—
Other comprehensive loss — unrealized loss on investments and other financial instruments	—	—	—	—	(12,206)	—	—	—
Other comprehensive loss — minimum pension liability adjustment	—	—	—	—	(9,988)	—	—	—
Amortization of unearned compensation	—	—	—	—	—	2,531	—	—
Capital transactions of investees and less than 100% owned subsidiaries	—	—	5,704	—	—	—	—	—
Adoption of SFAS No. 123	—	—	5,833	—	—	—	—	—
Cash dividends declared ($0.54 per share)	—	—	—	(82,848)	—	—	—	—
Net earnings	—	—	—	861,820	—	—	—	—

Balance, December 31, 2003	167,650	$17	$2,453,841	$1,517,494	$(9,891)	$(23,017)	2,809	$(65,085)

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Cash Flows From Operating Activities:
Net earnings	$861,820	$531,717	$305,476
Adjustment to reconcile net earnings to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	—	—	8,744
Depreciation and amortization	227,937	74,163	118,282
Net increase (decrease) in reserve for claim losses	42,180	6,920	(26,429)
Gain on sales of investments and other assets	(106,385)	(15,459)	(9,805)
Stock-based compensation cost	9,526	—	—
Tax benefit associated with the exercise of stock options	18,914	21,329	8,814
Changes in assets and liabilities, net of effects from acquisitions:
Net (increase) decrease in leases	51,387	54,641	(28,341)
Net (increase) decrease in secured trust deposits	11,719	(5,316)	1,237
Net increase in trade receivables	(64,542)	(49,993)	(28,611)
Net (increase) decrease in prepaid expenses and other assets	(36,276)	38,075	26,548
Net increase in accounts payable, accrued liabilities and minority interests	180,122	161,000	31,394
Net increase in income taxes	54,105	47,235	65,275

Net cash provided by operating activities	1,250,507	864,312	472,584

Cash Flows From Investing Activities:
Proceeds from sales of investment securities available for sale	1,918,721	1,128,301	892,790
Proceeds from maturities of investment securities available for sale	326,407	165,166	109,594
Proceeds from sales of title plant and property and equipment	—	—	1,352
Proceeds from sales of real estate	7,862	9,669	2,220
Collections of notes receivable	7,324	11,779	4,753
Additions to title plants	(2,692)	(564)	(1,232)
Additions to property and equipment	(141,338)	(77,245)	(42,008)
Additions to capitalized software	(63,904)	(50,323)	(42,842)
Additions to notes receivable	(4,189)	(5,668)	(9,771)
Purchases of investment securities available for sale	(2,286,954)	(1,467,938)	(1,172,701)
Net proceeds (purchases) of short-term investment activities	14,851	(392,336)	(82,437)
Sale of subsidiary, net of cash sold	—	15,500	—
Acquisition of businesses, net of cash acquired	(1,031,305)	(59,516)	(74,355)

Net cash used in investing activities	(1,255,217)	(723,175)	(414,637)

Cash Flows From Financing Activities:
Borrowings	130,269	26,037	119,475
Net proceeds from common stock offering	—	—	256,301
Net proceeds from issuance of notes	248,118	—	248,375
Debt service payments	(226,450)	(104,993)	(593,590)
Debt issuance costs	(4,273)	—	(2,202)
Dividends paid	(94,566)	(38,485)	(31,333)
Exercise of stock options	38,012	50,350	11,852
Purchases of treasury stock	(45,436)	(61,210)	(22,926)

Net cash provided by (used in) financing activities	45,674	(128,301)	(14,048)

Net increase in cash and cash equivalents, excluding pledged cash related to secured trust deposits	40,964	12,836	43,899
Cash and cash equivalents, excluding pledged cash related to secured trust deposits, at beginning of year	187,549	174,713	130,814

Cash and cash equivalents, excluding pledged cash related to secured trust deposits, at end of year	$228,513	$187,549	$174,713

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2003 and 2002 and for the years ended
December 31, 2003, 2002 and 201

A.     Summary of Significant Accounting Policies

      The following describes the significant accounting policies of Fidelity National Financial, Inc. and its subsidiaries (collectively, the “Company”) which have been followed in preparing the accompanying Consolidated Financial Statements.

Description of Business

      Fidelity National Financial, Inc., through its principal subsidiaries (collectively, the “Company”), is the largest title insurance and diversified real estate information services and solutions company in the United States. The Company’s title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — together issue all of the Company’s title insurance policies in 49 states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands, and in Canada and Mexico.

      Through its subsidiary, Fidelity Information Services, Inc. (“FIS”), which was acquired on April 1, 2003 (see Note B), the Company is a worldwide provider and one of the largest providers of information-based technology solutions and processing services to financial institutions and the mortgage and financial services industries in the United States.

     The Company has six reporting segments: title insurance; financial institution software and services; lender outsourcing solutions; information services; specialty insurance; and corporate and other. The title insurance segment consists of the Company’s title insurance underwriters and its wholly-owned title insurance agencies. The title segment provides core title insurance and escrow and other title related services including collection and trust activities, trustee’s sales guarantees, recordings and reconveyances. The financial institution software and services segment consists primarily of the operations of FIS, which was acquired on April 1, 2003 (see “Recent Developments”) and subsequent acquisitions of WebTone, Aurum and Sanchez. This segment focuses on two primary markets, financial institution processing and mortgage loan processing, as well as its Empower and Softpro software products. The lender outsourcing solutions segment includes the Company’s loan facilitation services, which consist of centralized, customized title agency and closing services, which the Company offers to first mortgage, refinance, home equity and sub-prime lenders, and the Company’s default management services, which include foreclosure posting and publishing services, loan portfolio services, field services and property management, and which allow the Company’s customers to outsource the business processes necessary to take a loan and the underlying real estate securing the loan though the default and foreclosure process. The information services segment offers real estate information related services. Included in the information services we provide are property appraisal and valuation services, property records information, real estate tax services, borrower credit and flood zone information and certification and multiple listing software and services. The specialty insurance segment, consisting of the Company’s various non-title insurance subsidiaries, issues flood, home warranty and homeowners insurance policies. The corporate and other segment consists of the operations of the parent holding company, certain other unallocated corporate overhead expenses, and the operations of the Company’s wholly-owned equipment-leasing subsidiary and other small operations.

      The Company’s principal title subsidiaries consist of Fidelity National Title Insurance Company, Fidelity National Title Insurance Company of New York, Chicago Title Insurance Company, Chicago Title Insurance Company of Oregon, Ticor Title Insurance Company, Security Union Title Insurance Company and Alamo Title Insurance. The Company’s principal underwritten title company subsidiaries consist of Fidelity National Title Company, Fidelity National Title Company of California, Chicago Title Company and Ticor Title of California, formerly American Title Company, which was acquired in connection with the Company’s acquisition of ANFI, Inc.

      The Company includes the accounts of its wholly-owned real estate information services subsidiary, Fidelity National Information Solutions, Inc. (“FNIS”), which was a majority-owned public subsidiary of the Company (NASDAQ: FNIS) until September 30, 2003. FNIS was formerly VISTA Information Solutions, Inc. (“Vista”), which merged with the Company’s majority-owned information services subsidiary, Micro General Corporation (“Micro General”), on July 9, 2002 (see Note B).

      The Company also originates, funds, purchases, sells, securitizes and services equipment leases for a broad range of businesses through its wholly-owned leasing subsidiary. In the fourth quarter of 2001, the Company discontinued its small-ticket lease origination business.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Principles of Consolidation and Basis of Presentation

      The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly-owned and its former majority-owned subsidiaries. All intercompany profits, transactions and balances have been eliminated. The Company’s investments in non-majority-owned partnerships and affiliates are accounted for on the equity method until such time that they became wholly-or majority owned.

      All dollars presented in the accompanying Consolidated Financial Statements are in thousands, except per share amounts and unless indicated otherwise.

Investments

      Fixed maturity securities are purchased to support the investment strategies of the Company, which are developed based on many factors including rate of return, maturity, credit risk, tax considerations and regulatory requirements. Fixed maturity securities which may be sold prior to maturity to support the Company’s investment strategies are carried at fair value and are classified as available for sale as of the balance sheet dates. Fair values for fixed maturity securities are principally a function of current interest rates and are based on quoted market prices. Included in fixed maturities are mortgage-backed securities, which are recorded at purchase cost. Discount or premium is recorded for the difference between the purchase price and the principal amount. The discount or premium is amortized using the interest method and is recorded as an adjustment to interest and investment income. The interest method results in the recognition of a constant rate of return on the investment equal to the prevailing rate at the time of purchase or at the time of subsequent adjustments of book value. Changes in prepayment assumptions are accounted for prospectively.

      Equity securities are considered to be available for sale and carried at fair value as of the balance sheet dates. Fair values are based on quoted market prices.

      Other long-term investments consist primarily of equity investments accounted for under the equity method of accounting.

      Short-term investments, which consist primarily of securities purchased under agreements to resell, commercial paper and money market instruments, which have an original maturity of one year or less, are carried at amortized cost, which approximates fair value.

      Realized gains and losses on the sale of investments are determined on the basis of the cost of the specific investments sold and are credited or charged to income on a trade date basis. Unrealized gains or losses on fixed maturity and equity securities which are classified as available for sale, net of applicable deferred income taxes (benefits), are excluded from earnings and credited or charged directly to a separate component of stockholders’ equity. If any unrealized losses on fixed maturity or equity securities are deemed other-than-temporary, such unrealized losses are recognized as realized losses.

Cash and Cash Equivalents

      For purposes of reporting cash flows, highly liquid instruments purchased with original maturities of three months or less are considered cash equivalents. The carrying amounts reported in the Consolidated Balance Sheets for these instruments approximate their fair value.

Fair Value of Financial Instruments

      The fair values of financial instruments presented in the applicable notes to the Company’s Consolidated Financial Statements are estimates of the fair values at a specific point in time using available market information and appropriate valuation methodologies. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

necessarily indicative of amounts the Company could realize or settle currently. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity.

Leases

      Leases and residual interests in securitizations includes direct financing leases, direct financing leases assigned to lender and residual interests in lease securitizations, related to the Company’s lease origination business.

      The Company’s leases are accounted for as direct financing leases. Under this method, the amount by which gross lease rentals exceed the cost of the related assets, less the estimated recoverable residual value at the expiration of the lease, is recognized as income from direct financing leases over the life of the lease using the interest method. Interest is accrued only if deemed collectible.

      Direct financing leases which the Company has both the intent and ability to hold to maturity are classified as held to maturity. Direct financing leases originated principally for the purpose of selling in the near term are classified as available for sale and are stated at the lower of amortized cost or market as determined by outstanding commitments from investors or current investor-yield requirements calculated on an aggregate basis.

      The Company establishes an allowance for credit losses to provide for expected losses in the Company’s existing portfolio of leases and leases transferred on a recourse basis. The allowance for credit losses is based on the Company’s historical and expected loss experience, industry knowledge and other economic factors. The ultimate obligation for defaults and delinquencies related to leases transferred on a recourse basis is measured and recorded at the time of transfer.

      Leases are collateralized by equipment. In addition, lessees generally are required to personally guarantee lease payments. The Company’s risk of loss is partially mitigated by recovering collateral and enforcing guarantees. However, the resale value of leased equipment generally declines at a rate greater than the principal of the lease. As a result, full recovery on defaulted leases is not usually possible.

Trade and Notes Receivables

      The carrying values reported in the Consolidated Balance Sheets for trade and notes receivables approximate their fair value. Included in trade receivables at December 31, 2003 are unbilled receivables totaling $61.6 million. The Company did not have any unbilled receivables at December 31, 2002. Notes receivable at December 31, 2003 and 2002 include $911 and $2.8 million, respectively, of notes from related parties.

Goodwill and Intangible Assets

      Statement of Financial Accounting Standards No. 142, “Goodwill and Intangible Assets” (“SFAS No. 142”), which the Company fully adopted on January 1, 2002, requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. The statement also provides that goodwill and other intangible assets with indefinite useful lives should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount.

      Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), which the Company adopted on January 1, 2002, requires that long-lived assets and intangible assets with definite useful lives be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

      As required by SFAS No. 142, the Company has completed an annual goodwill impairment test on its reporting units and has determined that each of its reporting units has a fair value in excess of its carrying value. Accordingly, no goodwill impairment has been recorded.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      During 2003, in accordance with SFAS No. 144, the Company determined that the carrying value of certain of its intangible assets, software and license fees may not be recoverable and recorded a pre-tax expense of $7.9 million relating to the write-off of these assets. These expenses are included in other operating expenses in the Consolidated Statements of Earnings for the year ended December 31, 2003.

      Beginning on January 1, 2002, the Company ceased recording goodwill amortization in accordance with SFAS No. 142. The following table reconciles reported net earnings and net earnings per share to adjusted net earnings and net earnings per share:

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
Reported net earnings	$861,820	$531,717	$305,476
Add back: Goodwill amortization	—	—	54,155
Less: Tax effect of goodwill amortization	—	—	(1,062)

Adjusted net earnings	$861,820	$531,717	$358,569

Basic Earnings Per Share:
Reported net earnings	$5.81	$4.05	$2.36
Goodwill amortization	—	—	0.42
Tax effect of goodwill amortization	—	—	(.01)

Adjusted net earnings per share — basic	$5.81	$4.05	$2.77

Diluted Earnings Per Share:
Reported net earnings	$5.63	$3.91	$2.29
Goodwill amortization	—	—	0.41
Tax effect of goodwill amortization	—	—	(.01)

Adjusted net earnings per share — diluted	$5.63	$3.91	$2.69

      Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally 7 to 20 years, and assessed for recoverability by an analysis of the undiscounted future cash flows generated by the underlying assets. In 2001, the Company recorded pre-tax asset impairment losses totaling $16.6 million, of which $13.5 million related to the Company’s decision to discontinue its small-ticket lease origination business and $3.1 million related to Micro General’s decision to discontinue its wholesale international long distance business. These amounts are included as part of the $10.0 million after tax charges the Company recorded in the fourth quarter of 2001.

Capitalized Software

      Computer software development costs are accounted for in accordance with either SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” or with SOP No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” After the technological feasibility of the software has been established (for SFAS No. 86 software) or at the beginning of application development (for SOP 98-1 software), material software development costs, which include salaries and related payroll costs incurred during development, are capitalized. Purchased software is recorded at cost. Research and development costs incurred prior to the establishment of technological feasibility (for SFAS No. 86 software) or prior to application development (for SOP 98-1 software) of a product are expensed as incurred. The cost of capitalized software is amortized on a product-by-product basis commencing on the date of general release of the products for internally developed software and the date of purchase for purchased software.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      At December 31, 2003 and December 31, 2002, capitalized software costs were $344.0 million, less accumulated amortization of $53.9 million and $127.7 million, less accumulated amortization of $19.2 million, respectively. The increase in capitalized software costs is due to our acquisition of FIS in April 2003 (see Note B).

Title Plants

      Title plants are recorded at the cost incurred to construct or obtain and organize historical title information to the point it can be used to perform title searches. Costs incurred to maintain, update and operate title plants are expensed as incurred. Title plants are not amortized as they are considered to have an indefinite life if maintained. Sales of title plants are reported at the amount received net of the adjusted costs of the title plant sold. Sales of title plant copies are reported at the amount received. No cost is allocated to the sale of copies of title plants unless the carrying value of the title plant is diminished or impaired.

Property and Equipment

      Property and equipment are recorded at cost, less depreciation. Depreciation is computed primarily using the straight-line method based on the estimated useful lives of the related assets which range from 3 to 30 years. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the applicable lease or the estimated useful lives of such assets.

Reserve for Claim Losses

      The Company’s reserve for claim losses includes known claims as well as losses the Company expects to incur, net of recoupments. Each known claim is reserved based on a review by the Company as to the estimated amount of the claim and the costs required to settle the claim. Reserves for claims which are incurred but not reported are established at the time premium revenue is recognized based on historical loss experience and other factors, including industry trends, claim loss history, current legal environment, geographic considerations and type of policy written.

      The reserve for claim losses also includes reserves for losses arising from the escrow, closing and disbursement functions due to fraud or operational error.

      If a loss is related to a policy issued by an independent agent, the Company may proceed against the independent agent pursuant to the terms of the agency agreement. In any event, the Company may proceed against third parties who are responsible for any loss under the title insurance policy under rights of subrogation. See Note I.

Secured Trust Deposits

      In the state of Illinois, a trust company is permitted to commingle and invest customers’ assets with those of the Company, pending completion of real estate transactions. Accordingly, the Company’s Consolidated Balance Sheets reflects a secured trust deposit liability of $671.9 million and $750.9 million at December 31, 2003 and 2002, respectively, representing customers’ assets held by us and corresponding assets including cash and investments pledged as security for those trust balances.

Income Taxes

      The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of utilizing net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and reflected in the financial statements in the period enacted.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reinsurance

      In the ordinary course of business, the Company limits its maximum loss exposure by reinsuring certain risks with other insurers. The Company also earns additional income by assuming reinsurance for certain risks of other insurers. The Company also cedes a portion of certain policy and other liabilities under agent fidelity, excess of loss and case-by-case reinsurance agreements. Reinsurance agreements provide that in the event of a loss (including costs, attorneys’ fees and expenses) exceeding the retained amounts, the reinsurer is liable for the excess amount assumed. However, the ceding company remains primarily liable in the event the reinsurer does not meet its contractual obligations.

Revenue Recognition

      Title Segment. Direct title insurance premiums and escrow and other title related fees are recognized as revenue at the time of closing of the related transaction as the earnings process is considered complete. Agency title insurance premiums are recognized as revenue when policies are reported to the Company and are recorded as revenue on a gross basis (before the deduction of agent commissions). In addition, the Company accrues for unreported agency title insurance premiums based on historical reporting patterns of its agents and current trends.

      Financial Institution Software and Services. In this segment, the Company recognizes revenues relating to bank processing services and mortgage processing services along with software licensing and services. Several of the Company’s contracts include a software license and one or more of the following services: data processing, development, implementation, conversion, programming, maintenance and application management. In some cases, these services are offered in combination with one another and in other cases the Company offers them individually. Revenues from bank and mortgage processing services are typically volume-based depending on factors such as the estimated number of accounts, transactions processed and computer resources utilized.

      The substantial majority of the Company’s revenues in this segment are from outsourced data processing and application management arrangements. Revenues from these arrangements are recognized as services are performed. Revenue and incremental direct costs related to implementation, conversion and programming services associated with the Company’s data processing and application management agreements are deferred during the implementation phase and subsequently recognized over the term of the related agreement. At each reporting period, each contract with related deferred costs is evaluated for impairment, and if impairment is evident, deferred costs are adjusted accordingly.

      In other revenue producing transactions, the Company uses several different accounting policies related to revenue recognition, depending on the type of transaction. The Company recognizes software license and maintenance fees as well as associated development, implementation, conversion and programming fees, in accordance with the American Institute of Certified Public Accountants’ Statement of Position 97-2, or SOP 97-2, entitled “Software Revenue Recognition,” and SOP 98-9, entitled “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.” Initial license fees are recognized when a contract exists, the fee is fixed or determinable, software delivery has occurred and collection of the receivable is deemed probable, provided that vendor-specific objective evidence, or VSOE, has been established for each element or for the undelivered elements. The Company determines the fair value of each element or the undelivered elements in multi-element software arrangements based on VSOE. If the arrangement is subject to accounting under SOP 97-2, VSOE for each element is based on either the price charged when the same element is sold separately or in the case of maintenance, using a substantive renewal rate. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue. If evidence of fair value does not exist for one or more undelivered elements of a contract, then all revenue is deferred until all elements are delivered or fair value is determined for all remaining undelivered elements. Revenue from maintenance and support is recognized ratably over the term of the agreement. The Company records deferred revenue for maintenance amounts invoiced prior to revenue recognition.

      With respect to a small percentage of revenues, the Company uses contract accounting, as required by SOP 97-2, when the arrangement with the customer includes significant customization, modification, or production of software. For elements accounted for under contract accounting, revenue is recognized in accordance with SOP 81-1, “Accounting for Performance of Construction Type and Certain Production-Type Contracts,” using the percentage-of-completion method since reasonably dependable estimates of revenues and contract hours applicable to various elements of a contract can be made. Revenue in excess of billings on these agreements is recorded as unbilled receivables and is included in accounts receivable. Billings in excess of revenue recognized on these agreements are recorded as deferred revenue until revenue recognition criteria are met. Changes in estimates for revenues, costs and profits are recognized in the period in which they are determinable. When the Company’s estimates indicate that the entire contract will be performed at a loss, a provision for the entire loss is recorded in that accounting period.

      Lender Outsourcing Solutions. In this segment, the Company recognizes revenues from loan facilitation services and default management services. Loan facilitation services include centralized title agency and closing services for various types of lenders. Revenues relating to centralized title agency and closing services are recognized at the time of closing of the related real estate transaction. Ancillary service fees are recognized when the service is provided. Default management services consist of services provided to assist customers through the default and foreclosure process, including property preservation and maintenance services (such as lock changes, window replacement, debris removal and lawn service), posting and publication of foreclosure and auction notices, title searches, document preparation and recording services, and referrals for legal and property brokerage services. Revenues from default management services are recognized upon completion of the underlying service.

      Information Services. In this segment, the Company records revenue from providing data or data-related services. These services principally include appraisal and valuation services, property records information, real estate tax services, borrower credit and flood zone information and multiple listing software and services.

      The Company’s flood and tax units provide various services including life-of-loan monitoring services. Revenue for life-of-loan services is deferred and recognized ratably over the estimated average life of the loan service period, which is determined based on our historical experience. The Company evaluates its historical experience on a quarterly basis, and adjusts the estimated life of the loan service period prospectively. Revenue derived from software and service arrangements is recognized in accordance with SOP 97-2 as further described above. Revenues from other services in this segment are recognized as the services are performed.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Specialty Insurance Segment. Revenues from home warranty and homeowners insurance policies are recognized over the life of the policy, which is one year. Revenues and commissions related to the sale of flood insurance are recognized when the policy is reported.

Earnings Per Share

      Basic earnings per share is computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net earnings available to common stockholders plus the impact of assumed conversions of dilutive potential securities. The Company has granted certain options, warrants and restricted stock, which have been treated as common share equivalents for purposes of calculating diluted earnings per share.

      The following table presents the computation of basic and diluted earnings per share before cumulative effect of a change in accounting principle:

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
Basic and diluted earnings before cumulative effect of a change in accounting principle	$861,820	$531,717	$311,185

Weighted average shares outstanding during the year, basic basis	148,275	131,135	129,316
Plus: Common stock equivalent shares assumed from conversion of options	4,896	4,736	3,873

Weighted average shares outstanding during the year, diluted basis	153,171	135,871	133,189

Basic earnings per share before cumulative effect of a change in accounting principle	$5.81	$4.05	$2.41

Diluted earnings per share before cumulative effect of a change in accounting principle	$5.63	$3.91	$2.34

      Options to purchase 1,759,782 shares, 93,665 shares and 285,615 shares of the Company’s common stock for the years ended December 31, 2003, 2002 and 2001, respectively, were not included in the computation of diluted earnings per share because they were anti-dilutive.

Stock-Based Compensation Plans

      Prior to 2003, the Company accounted for its stock-based compensation plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. All options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant; therefore no stock-based compensation cost had been reflected in net earnings.

      During 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), for stock-based employee compensation, effective as of the beginning of 2003. Under the fair value method of accounting, compensation cost

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

is measured based on the fair value of the award at the grant date and recognized over the service period. The Company has elected to use the prospective method of transition, as permitted by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). Under this method, stock-based employee compensation cost is recognized from the beginning of 2003 as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled in years beginning after December 31, 2002. Prior year financial statements were not restated.

      The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to all outstanding and unvested awards in each period (see Note L):

	Year Ended December 31,

	2003	2002	2001

	(Dollars in thousands)
Net earnings, as reported	$861,820	$531,717	$305,476
Add: Stock-based compensation expense included in reported net earnings, net of related tax effects	5,906	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(14,484)	(13,509)	(17,162)

Pro forma net earnings	$853,242	$518,208	$288,314

Earnings per share:
Basic — as reported	$5.81	$4.05	$2.36
Basic — pro forma	$5.75	$3.95	$2.23
Diluted — as reported	$5.63	$3.91	$2.29
Diluted — pro forma	$5.55	$3.81	$2.16

Share and Per Share Restatement

      On January 27, 2004, the Company declared a 10% stock dividend to stockholders of record on February 12, 2004, payable on February 26, 2004. On April 22, 2003, the Company declared a five-for-four (5:4) stock split payable May 23, 2003 to stockholders of record on May 9, 2003. On April 24, 2002, the Company declared a 10% stock dividend to stockholders of record on May 9, 2002, payable on May 23, 2002. On July 24, 2001, the Company declared a 10% stock dividend to stockholders of record on August 9, 2001, payable on August 23, 2001. The fair value of the additional shares of common stock issued in connection with the 10% stock dividends was credited to additional paid-in capital and a like amount charged to retained earnings during 2002 and 2001. Fractional shares were paid in cash.

      All data with respect to earnings per share, dividends per share and share information, including price per share where applicable, in the Consolidated Financial Statements and Notes thereto have been retroactively adjusted to reflect the stock split and the stock dividends.

Management Estimates

      The preparation of these Consolidated Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Certain Reclassifications

      Certain reclassifications have been made in the 2002 and 2001 Consolidated Financial Statements to conform to the classifications used in 2003.

Relocation of Corporate Headquarters

      During the third quarter of 2003, the Company relocated its corporate headquarters to Jacksonville, Florida. As a result of the relocation the Company incurred a pre-tax expense in accordance with SFAS No. 146 of $12.9 million relating to relocation costs and lease abandonment costs. $7.9 million of these expenses are included in personnel costs and $5.0 million are included in other operating expenses in the Consolidated Statement of Earnings for the year ended December 31, 2003. As of December 31, 2003, the Company had a remaining payable of $1.3 million related to these costs, the majority of which will be paid in the first quarter of 2004.

B. Acquisitions

      The results of operations and financial position of the entities acquired during any year are included in the Consolidated Financial Statements from and after the date of acquisition.

Significant Transaction:

ALLTEL Information Services, Inc.

      On January 28, 2003, the Company entered into a stock purchase agreement with ALLTEL Corporation, Inc., a Delaware corporation (“ALLTEL”), to acquire from ALLTEL its financial services division, ALLTEL Information Services, Inc. (“AIS”). On April 1, 2003, the Company closed the acquisition and subsequently renamed the division Fidelity Information Services (“FIS”). FIS is one of the largest providers of information-based technology solutions and processing services to the mortgage and financial services industries.

      The Company acquired FIS for approximately $1,069.6 million (including the payment for certain working capital adjustments and estimated transaction costs), consisting of $794.6 million in cash and $275.0 million of the Company’s common stock. The Company funded the cash portion of the purchase price through the issuance of $250.0 million aggregate principal amount of 5.25% notes due March 15, 2013 (See Note G, and $544.6 million in available cash. The stock portion of the purchase price resulted in the issuance of 11,206,692 shares of the Company’s common stock to ALLTEL.

      In connection with the closing of the acquisition, the Company entered into a stockholder’s agreement, a non-competition agreement and certain transition agreements with ALLTEL. The stockholder’s agreement: (1) restricts the sale by ALLTEL of the Company’s common stock received in the transaction for a period of one year unless the Company consents to such sale or transfer or certain events set forth in the stockholder’s agreement with ALLTEL and the Company occur prior to the expiration of the one-year lock-up, (2) grants ALLTEL the right to designate one nominee to the Company’s Board of Directors, so long as it continues to hold at least 50% of the shares of the Company’s common stock received in the transaction, and (3) grants ALLTEL certain registration rights with respect to the Company’s common stock it receives in the transaction. The non-competition agreement prohibits, with certain exceptions, ALLTEL and its affiliates from engaging in the business relating to the assets acquired by the Company for a period of two years after the transaction.

      The Company allocated the purchase price as follows: $450.7 million to goodwill; $348.0 million to other intangible assets, namely acquired customer relationship intangibles; and $95.0 million to capitalized software based on studies and valuations that are currently being finalized. Such purchase accounting adjustments may be refined as additional information becomes available. The Company is amortizing the other intangible assets using an accelerated method which takes into consideration expected customer attrition rates over a 10-year period. The acquired software is amortized over a seven-year period using an accelerated method that contemplates the period of

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expected economic benefit and future enhancements to the underlying software. Under the terms of the stock purchase agreement, the Company made a joint election with ALLTEL to treat the acquisition as a sale of assets in accordance with Section 338 (h) (10) of the Internal Revenue Code, which resulted in the revaluation of the assets acquired to fair value. As such, the fair value assignable to the historical assets, as well as intangible assets and goodwill, will be deductible for federal and state income tax purposes.

      The assets acquired and liabilities assumed in the FIS acquisition were as follows (dollars in thousands):

Tangible and amortizable intangible assets acquired at fair value	$741,960
Goodwill	450,743
Liabilities assumed at fair value	(123,082)

Total purchase price	$1,069,621

      Selected unaudited pro forma combined results of operations for the years ended December 31, 2003 and 2002, assuming the acquisition had occurred as of January 1, 2002, and using actual general and administrative expenses prior to the acquisition, are set forth below:

	Year Ended December 31,

	2003	2002

Total revenue	$7,926,190	$5,903,150
Net earnings	$878,864	$583,206
Basic earnings per share	$5.98	$4.10
Diluted earnings per share	$5.80	$3.97

Other Transactions:

Hansen Quality Loan Services, LLC

      On February 27, 2004, the Company acquired the remaining 44% interest in Hansen Quality Loan Services, LLC (“Hansen”) that it did not already own for approximately $34.0 million, consisting of approximately $25.5 million in cash and $8.5 million of the Company’s common stock. The stock portion of the purchase price resulted in the issuance of 220,396 shares of the Company’s common stock, which is restricted from sale to the public. Hansen provides collateral risk assessment and valuation services for real estate mortgage financing.

Aurum Technology, Inc.

      On March 11, 2004, the Company acquired Aurum Technology, Inc. (“Aurum”) for approximately $305.0 million, composed of approximately $185.0 million in cash and $120.0 million in shares of its common stock. Aurum is a provider of outsourced and in-house information technology solutions for the community bank and credit union markets.

Sanchez Computer Associates, Inc.

      On January 27, 2004, the Company signed a merger agreement with Sanchez Computer Associates, Inc. (“Sanchez” — NASDAQ:SCAI), pursuant to which the Company will acquire all of the outstanding common stock of Sanchez for approximately $175.0 million. Under the terms of the merger agreement, total consideration for each share of Sanchez common stock will be $6.50, composed of $3.25 in cash and $3.25 in shares of the Company’s common stockSanchez stockholders will have the option to elect any combination of cash and stock, subject to proration such that the overall limitation for the consideration in the transaction will be 50% cash compensation and 50% compensation in the form of our common stock. The Company has entered into voting agreements to support the transaction with Sanchez stockholders holding in excess of 40% of the common stock vote. The transaction is

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expected to close in the second quarter of 2004, subject to the approval by Sanchez shareholders and customary regulatory and other conditions.

      Sanchez develops and markets scalable and integrated software and services that provide banking, customer integration, outsourcing and wealth management solutions to financial institutions in several countries. Sanchez’ primary product offering is Sanchez Profile TM, a real-time, multi-currency, strategic core banking deposit and loan processing system that can be utilized on both an outsourced and in-house basis.

American Pioneer Title Insurance Company

      On October 27, 2003, the Company signed a definitive agreement to acquire American Pioneer Title Insurance Company (“APTIC”) for an estimated cash purchase price of $115.0 million, subject to certain equity adjustments. The transaction is subject to regulatory approvals and is expected to close in the first quarter of 2004. APTIC is a 45-state licensed title insurance underwriter with significant agency operations and computerized title plant assets in the state of Florida. APTIC will operate under the Company’s Ticor Title brand.

LandCanada

      On October 9, 2003, the Company acquired LandCanada, a provider of title insurance and related mortgage document production in Canada, for approximately $17.6 million in cash.

Fidelity National Information Solutions, Inc.

      On September 30, 2003, the Company acquired the outstanding minority interest of FNIS, its majority-owned real estate information services public subsidiary, whereby FNIS became a wholly-owned subsidiary of the Company. In the acquisition, each share of FNIS common stock (other than FNIS common stock the Company already owned) was exchanged for 0.83 shares of the Company’s common stock. The Company issued 14,292,858 shares of its common stock to FNIS stockholders in the acquisition. The Company has allocated $154.8 million of the purchase price to goodwill and $88.9 million of the purchase price to other intangible assets and capitalized software based on preliminary studies and valuations that are being finalized. Such purchase accounting adjustments may be refined as additional information becomes available.

      The acquisition of the minority interest of FNIS on September 30, 2003 allowed the Company to more fully capitalize on the significant technology resources of FIS, which the Company acquired on April 1, 2003, by combining all technology resources within one integrated organization. The Company’s data center activities have historically been managed by FNIS. However, with the acquisition of the minority interest of FNIS, the Company has migrated all of its data center activities from FNIS to the existing FIS platforms as of September 30, 2003. As a result of this decision to transfer all data center operations and projects from FNIS to FIS, the Company incurred a pre-tax expense in accordance with Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”), of $26.3 million relating to hardware/software and leasehold improvement write-offs and contract termination costs; $8.9 million of these expenses are included in realized gains, net and $17.4 million are included in other operating expenses in the Consolidated Statements of Earnings for the year ended December 31, 2003.

WebTone Technologies, Inc.

      On September 2, 2003, the Company acquired WebTone Technologies, Inc. (“WebTone”) for approximately $90.0 million in cash. WebTone is the developer of the TouchPoint® suite of customer interactive management solutions for financial services organizations.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Omaha Property and Casualty Insurance Company

      On May 2, 2003, the Company acquired the flood insurance business of Mutual of Omaha’s subsidiary, Omaha Property and Casualty Insurance Company (“OPAC”), for approximately $18.0 million in cash. This acquisition, along with the Bankers Insurance Group acquisition (described below) expands the Company’s presence in the flood insurance business.

Key Title Company

      On March 31, 2003, the Company acquired Key Title Company (“Key Title”) for approximately $22.5 million in cash. Key Title operates in 12 counties in the state of Oregon.

ANFI, Inc.

      On March 26, 2003, the Company merged with ANFI, Inc. (“ANFI”), which is predominately a California underwritten title company, and ANFI became a wholly-owned subsidiary of the Company. In the merger, each share of ANFI common stock (other than ANFI common stock the Company already owned) was exchanged for 0.454 shares of the Company’s common stock. The Company issued 5,183,103 shares of its common stock to the ANFI stockholders in the merger.

Lenders Service, Inc.

      On February 10, 2003, the Company acquired Lenders Service, Inc., a Delaware corporation (“LSI”), for approximately $75.0 million in cash. LSI is a provider of appraisal, title and closing services to residential mortgage originators.

Bankers Insurance Group

      On January 9, 2003, the Company acquired certain assets of Bankers Insurance Group (“Bankers”) for approximately $41.6 million in cash. The assets include the right to issue new and renewal flood insurance policies underwritten by Bankers and its subsidiaries, Bankers Insurance Company, Bankers Security Insurance Company and First Community Insurance Company (“FCIC”). As part of the transaction, the Company also acquired FCIC, a fifty-state licensed insurance carrier, to act as the underwriter for the policies. FCIC has been subsequently renamed Fidelity National Property and Casualty Insurance, Inc.

Acquisition of Micro General Corporation by FNIS

      On July 9, 2002, FNIS acquired Micro General, the Company’s majority-owned public subsidiary, through a tender offer and subsequent short-form merger. Under the terms of the tender offer and merger, each share of Micro General common stock was exchanged for 0.696 shares of FNIS common stock. FNIS issued approximately 12.9 million shares of common stock to Micro General stockholders. In the Company’s Consolidated Financial Statements, this transaction is accounted for in accordance with SFAS No. 141 and FASB Technical Bulletin 85-5. Accordingly, FNIS’s acquisition of the minority stockholders’ interest in Micro General (the “noncontrolled equity interest”) was recognized by the Company as the acquisition of shares from a minority interest, which is accounted for by the purchase method under SFAS No. 141. FNIS’s acquisition of the Company’s interest in Micro General (the “controlled equity interest”) is not considered a business combination and, therefore, the Company recognized the related assets and liabilities transferred from the controlled equity interest in Micro General to FNIS at their historical carrying values. The market price per share of FNIS common stock that was issued to Micro General minority stockholders in this transaction exceeded the Company’s carrying amount per share of FNIS common stock, resulting in an increase of $100.4 million to the Company’s consolidated equity and an increase in net assets, the majority of which was goodwill.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Homebuilders Financial Network, Inc.

      On May 23, 2002, the Company acquired a 75% interest in Homebuilders Financial Network, Inc., a provider of outsource mortgage loan fulfillment services to homebuilders, for approximately $21.0 million in cash.

VISTA

      On August 1, 2001, the Company acquired approximately 80% of the outstanding common stock of FNIS, formerly VISTA, a provider of real estate information products and services, including multiple listing services and environmental data and disclosure information businesses. In consideration for this acquisition, the Company contributed its wholly-owned tax, credit, flood, appraisal, property records (IDM) and multiple listing service (Risco) businesses to the former Vista entity and as a result, immediately following the consummation of the transaction, the Company owned approximately 80% of the combined entity. For the period from August 1, 2001, the acquisition date, through December 31, 2003, the results of the former operations of Vista are included in the Company’s Consolidated Financial Statements.

Risco, Inc.

      On June 19, 2001 the Company acquired Risco, Inc. (“Risco”), a multiple listing service vendor in the United States, for approximately $12.0 million in cash. The acquisition was accounted for as a purchase.

International Data Management Corporation

      On January 3, 2001, the Company acquired International Data Management Corporation (“IDM”), a provider of real estate information services, for $20.8 million in cash. IDM’s real estate information databases contain real property ownership and sales records from the continental United States. The acquisition was accounted for as a purchase.

C. Investments

      The carrying amounts and fair values of the Company’s fixed maturity securities at December 31, 2003 and 2002 are as follows:

	December 31, 2003

			Gross	Gross
	Carrying	Amortized	Unrealized	Unrealized
	Value	Cost	Gains	Losses	Fair Value

	(Dollars in thousands)
Fixed maturity investments (available for sale):
U.S. government and agencies	$522,376	$515,149	$7,339	$(112)	$522,376
States and political subdivisions	561,337	541,080	20,448	(191)	561,337
Corporate debt securities	544,218	543,276	2,178	(1,236)	544,218
Foreign government bonds	3,536	3,522	14	—	3,536
Mortgage-backed securities	64,767	63,400	1,367	—	64,767

	$1,696,234	$1,666,427	$31,346	$(1,539)	$1,696,234

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31, 2002

			Gross	Gross
	Carrying	Amortized	Unrealized	Unrealized
	Value	Cost	Gains	Losses	Fair Value

	(Dollars in thousands)
Fixed maturity investments (available for sale):
U.S. government and agencies	$643,767	$625,710	$18,059	$(2)	$643,767
States and political subdivisions	609,279	584,436	24,929	(86)	609,279
Corporate debt securities	215,702	208,919	8,759	(1,976)	215,702
Foreign government bonds	2,665	2,629	36	—	2,665
Mortgage-backed securities	92,770	90,263	2,507	—	92,770

	$1,564,183	$1,511,957	$54,290	$(2,064)	$1,564,183

      The change in unrealized gains (losses) on fixed maturities for the years ended December 31, 2003, 2002, and 2001 was $(22.4) million, $27.3 million and $2.6 million, respectively.

      The following table presents certain information regarding contractual maturities of the Company’s fixed maturity securities at December 31, 2003:

	December 31, 2003

	Amortized	% of		% of
Maturity	Cost	Total	Fair Value	Total

	(Dollars in thousands)
One year or less	$138,013	8.3%	$139,354	8.2%
After one year through five years	906,959	54.4	923,930	54.5
After five years through ten years	315,922	19.0	325,031	19.2
After ten years	242,133	14.5	243,152	14.3
Mortgage-backed securities	63,400	3.8	64,767	3.8

	$1,666,427	100.0%	$1,696,234	100.0%

Subject to call	$151,101	9.1%	$155,696	9.2%

      Fixed maturity securities valued at approximately $79.8 million and $61.3 million were on deposit with various governmental authorities at December 31, 2003 and 2002, respectively, as required by law.

      Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

      Equity securities at December 31, 2003 and 2002 consist of investments in various industry groups as follows:

	December 31,

	2003		2002

		Fair		Fair
	Cost	Value	Cost	Value

	(Dollars in thousands)
Banks, trust and insurance companies	$1	$5	$6,991	$8,634
Industrial, miscellaneous and all other	57,917	70,613	55,199	65,767

	$57,918	$70,618	$62,190	$74,401

      The carrying value of the Company’s investment in equity securities is fair value. As of December 31, 2003, gross unrealized gains and gross unrealized losses on equity securities were $13.0 million and $0.3 million,

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

respectively. Gross unrealized gains and gross unrealized losses on equity securities were $15.4 million and $3.2 million, respectively, as of December 31, 2002.

      The change in unrealized gains (losses) on equity securities for the years ended December 31, 2003, 2002 and 2001 was $0.5 million, $9.0 million and $16.2 million, respectively.

      Interest and investment income consists of the following:

	Year Ended December 31,

	2003	2002	2001

	(Dollars in thousands)
Cash and cash equivalents	$2,002	$1,691	$3,038
Fixed maturity securities	47,335	57,017	58,279
Equity securities	1,774	1,662	5,158
Short-term investments	7,500	11,637	19,591
Notes receivable	1,734	2,570	3,583

	$60,345	$74,577	$89,649

      Net realized gains (losses) amounted to $106.4 million, $15.5 million and $9.8 million for the years ended December 31, 2003, 2002 and 2001, respectively. Included in 2003 net realized gains is a $51.7 million realized gain as a result of InterActive Corp’s acquisition of Lending Tree Inc. and the subsequent sale of the Company’s InterActive Corp common stock and a realized gain of $25.0 million on the sale of New Century Financial Corporation common stock. Included in 2002 net realized gains are other-than-temporary impairment losses of $11.3 million recorded on CKE Restaurants, Inc. during the fourth quarter of 2002 and $3.3 million recorded on MCI WorldCom bonds in the second quarter of 2002. Included in 2001 net realized gains is an other-than-temporary impairment loss of $4.4 million recorded on Enron Corporation bonds. All amounts are before applicable income taxes.

      During the years ended December 31, 2003, 2002 and 2001, gross realized gains on sales of fixed maturity securities considered available for sale were $18.5 million, $26.1 million and $16.5 million, respectively; and gross realized losses were $2.2 million, $7.7 million and $7.3 million, respectively. Gross proceeds from the sale of fixed maturity securities considered available for sale amounted to $1,451.7 million, $776.9 million and $516.5 million during the years ended December 31, 2003, 2002 and 2001, respectively.

      During the years ended December 31, 2003, 2002 and 2001, gross realized gains on sales of equity securities considered available for sale were $104.1 million, $26.6 million and $18.4 million, respectively; and gross realized losses were $8.1 million, $53.9 million and $36.1 million, respectively. Gross proceeds from the sale of equity securities amounted to $793.4 million, $351.4 million and $376.3 million during the years ended December 31, 2003, 2002 and 2001, respectively.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Gross unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2003 were as follows:

	Less than 12 Months		12 Months or Longer		Total

		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. government and agencies	$94,503	$(112)	$—	$—	$94,503	$(112)
States and political subdivisions	42,539	(191)	—	—	42,539	(191)
Mortgage-backed securities	2,782	—	—	—	2,782	—
Corporate debt securities	135,561	(1,225)	2,712	(11)	138,273	(1,236)
Equity securities	33,196	(348)	—	—	33,196	(348)

Total temporary impaired securities	$308,581	$(1,876)	$2,712	$(11)	$311,293	$(1,887)

      The majority of the Company’s unrealized losses relate to its portfolio of corporate debt securities. The unrealized losses on corporate debt securities were caused by interest rate increases. Since the decline in fair value is attributable to changes in interest rates and not credit quality, and the Company has the intent and ability to hold these securities, the Company does not consider these investments other-than-temporarily impaired.

D. Property and Equipment

      Property and equipment consists of the following:

	December 31,

	2003	2002

	(Dollars in thousands)
Land	$15,487	$7,199
Buildings	89,893	24,754
Leasehold improvements	71,261	56,947
Furniture, fixtures and equipment	406,060	213,608

	582,701	302,508
Accumulated depreciation and amortization	(264,888)	(136,913)

	$317,813	$165,595

E. Other Intangible Assets

      Other intangible assets consist of the following:

	December 31,

	2003	2002

	(Dollars in thousands)
Customer relationships	$428,008	$2,195
Contracts	127,428	19,348
Other	54,642	45,044

	610,078	66,587
Accumulated amortization	(80,138)	(9,710)

	$529,940	$56,877

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Amortization expense for amortizing intangible assets was $71.2 million, $6.1 million and $2.6 million for the years ended December 31, 2003, 2002 and 2001, respectively, and is amortized over a period of 5 to 20 years. Estimated amortization expense for the next five years is $103.8 million in 2004, $92.9 million in 2005, $82.4 million in 2006, $70.5 million in 2007 and $57.8 million in 2008.

F. Accounts Payable and Accrued Liabilities

      Accounts payable and accrued liabilities consist of the following:

	December 31,

	2003	2002

	(Dollars in thousands)
Salaries and incentives	$233,649	$155,311
Accrued benefits	193,257	143,378
Trade accounts payable	128,808	82,922
Accrued recording fees and transfer taxes	53,276	51,499
Accrued premium taxes	37,832	40,328
Other accrued liabilities	204,006	159,909

	$850,828	$633,347

G. Notes Payable

      Notes payable consist of the following:

	December 31,

	2003	2002

	(Dollars in thousands)
Syndicated credit agreement, unsecured, interest due quarterly at LIBOR plus 0.50% (1.64% at December 31, 2003), unused portion of $625,000 at December 31, 2003	$75,000	$—
Syndicated credit agreement, unsecured, interest due quarterly at LIBOR plus 1.00% (2.38% at December 31, 2002)	—	120,349
Unsecured notes, net of discount, interest payable semi-annually at 7.30%, due August 2011	249,236	249,135
Unsecured notes net of discount, interest payable semi-annually at 5.25%, due March 2013	248,274	—
Lease-backed notes, secured by security interest in certain leases and underlying equipment, interest due monthly at various fixed rates ranging from 5.65% — 9.00%, due at various dates in 2007	31,946	65,071
Bank promissory notes, secured by equipment, principal and interest due monthly with various interest rates and maturities	13,155	26,301
Bank promissory notes, secured by security interests in certain leases and underlying equipment, interest due monthly at various fixed rates (5.90% — 10.5% at December 31, 2003), due at various maturities	19,667	16,340
Other promissory notes with various interest rates and maturities	21,908	16,262

	$659,186	$493,458

      The carrying value of the Company’s notes payable, excluding lease-backed notes payable, was approximately $31.4 million lower than its estimated fair value at December 31, 2003. At December 31, 2002, the carrying value of

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Company’s outstanding notes payable, excluding lease-backed notes, approximated estimated fair value. The fair value of the Company’s unsecured notes payable is based on established market prices for the securities on December 31, 2003 and 2002. The fair value of the Company’s remaining fixed rate and variable rate notes payable is estimated using discounted cash flow analyses based on current market interest rates and comparison of interest rates being paid to the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

      During 2003, the Company entered into a new credit agreement providing for a $700.0 million, 5-year revolving credit facility due November 4, 2008. The new credit agreement bears interest at a variable rate based on the debt ratings assigned to the Company by certain independent agencies, and is unsecured. The current interest rate under the new credit agreement is LIBOR plus 0.50%. In addition, the Company pays a 0.15% facility fee on the entire facility.

      On November 5, 2003, the Company terminated its prior credit agreement, which provided for two distinct credit facilities:

•	$250.0 million, 6 year revolving credit facility due March 19, 2006; and

•	$450.0 million term loan facility with a 6 year amortization period, due March 19, 2006.

      The prior credit agreement bore interest at a variable rate of interest based on the debt ratings assigned to the Company by certain independent agencies, and was unsecured. The interest rate on the prior credit agreement was LIBOR plus 1.00%. The prior credit agreement was paid in full on October 31, 2003.

      The new credit agreement and other debt facilities impose certain affirmative and negative covenants on the Company relating to current debt ratings, certain financial ratios related to liquidity, net worth, capitalization, investments, acquisitions and restricted payments, and certain dividend restrictions. The Company is in compliance with all of its debt covenants as of December 31, 2003.

      On August 20, 2001, the Company completed a public offering of $250.0 million aggregate principal amount of 7.3% notes due August 15, 2011. The notes were priced at 99.597% of par to yield 7.358% annual interest. As such, the Company recorded a discount of $1.0 million, which is netted against the $250.0 million aggregate principal amount of notes. The discount is amortized to interest expense over 10 years, the term of the notes. The Company received net proceeds of $247.0 million, after expenses, which were used to pay down a portion of the $450.0 million, 6-year term loan facility under our prior credit agreement.

      On March 11, 2003, the Company issued $250.0 million aggregate principal amount of 5.25% notes, which are unsecured. The notes were priced at 99.247% of par to yield 5.433% annual interest. As such, the Company recorded a discount of $1.9 million, which is netted against the $250.0 million aggregate principal amount of notes. The discount is amortized to interest expense over 10 years, the term of the notes. The Company received net proceeds of approximately $246.2 million, after expenses, which was used to pay a portion of the $1,069.6 million purchase price for FIS. See Note B. Interest is payable semiannually and the notes are due in March 2013.

      Principal maturities at December 31, 2003, are as follows (dollars in thousands):

2004	$40,032
2005	10,209
2006	3,075
2007	33,063
2008	75,297
Thereafter	497,510

$659,186

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

H. Income Taxes

      Income tax expense consists of the following:

	Year Ended December 31,

	2003	2002	2001

	(Dollars in thousands)
Current	$449,172	$266,913	$159,580
Deferred	90,671	39,555	49,908

	539,843	306,468	209,488
Cumulative effect of a change in accounting principle	—	—	(3,035)

	$539,843	$306,468	$206,453

      A reconciliation of the federal statutory rate to the Company’s effective tax rate is as follows:

	Year Ended
	December 31,

	2003	2002	2001

Federal statutory rate	35.0%	35.0%	35.0%
Federal benefit of state taxes	(1.2)	(0.9)	(1.1)
Tax exempt interest income	(0.5)	(0.8)	(1.6)
State income taxes	3.4	2.6	3.1
Goodwill amortization	—	—	3.7
Non-deductible expenses	0.9	0.2	0.7
Foreign taxes, net of credit	0.2	—	—
Other	0.2	(0.1)	0.3

	38.0%	36.0%	40.1%

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The significant components of deferred tax assets and liabilities at December 31, 2003 and 2002 consist of the following:

	December 31,

	2003	2002

	(Dollars in thousands)
Deferred Tax Assets:
Employee benefit accruals	$56,802	$44,175
Pension	25,461	21,698
Insurance reserve discounting	25,443	74,580
Deferred revenue	23,199	14,781
Net operating loss carryforward	17,004	5,723
Other	15,801	13,296
State income taxes	15,165	9,704
Accrued liabilities	14,432	11,042
Lease accounting	4,074	3,271
Bad debts	—	1,458

	197,381	199,728
Less: Valuation allowance	(2,845)	—

Total deferred tax assets	194,536	199,728
Deferred Tax Liabilities:
Amortization of goodwill and intangible assets	(113,162)	(25,184)
Other	(75,407)	(40,506)
Title plant	(54,758)	(53,994)
Depreciation	(21,463)	(3,527)
Investment securities	(8,810)	(19,703)
Bad debts	(5,160)	—
Section 338(h) (10) gain deferral	—	(1,257)

Total deferred tax liabilities	(278,760)	(144,171)

Net deferred (liability) tax asset	$(84,224)	$55,557

      Management believes that based on its historical pattern of taxable income, the Company will produce sufficient income in the future to realize its net deferred tax assets or realization of its deferred tax assets will coincide with the turnaround in its deferred tax liabilities. A valuation allowance will be established for any portion of a deferred tax asset that management believes may not be realized. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable.

      At December 31, 2003, the Company has a net operating loss carryforward of $45.2 million and a foreign tax credit carryforward of $2.8 million, against which there is a full valuation allowance. The net operating losses expire between 2019 and 2023 and the foreign tax credit expires in 2008.

      Tax benefits of $18.9 million, $21.3 million and $8.8 million associated with the exercise of employee stock options were allocated to stockholders’ equity for the years ended December 31, 2003, 2002 and 2001, respectively.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

I.	Summary of Reserve for Claim Losses

      A summary of the reserve for claim losses follows:

	Year Ended December 31,

	2003	2002	2001

	(Dollars in thousands)
Beginning balance	$887,973	$881,053	$907,482
Reserves assumed	8,622 (1)	—	—
Claim loss provision related to:
Current year	241,773	207,290	161,669
Prior years	13,921	(29,899)	(26,945)

Total claim loss provision	255,694	177,391	134,724
Claims paid, net of recoupments related to:
Current year	(11,946)	(10,058)	(9,387)
Prior years	(200,126)	(160,413)	(151,766)

Total claims paid, net of recoupments	(212,072)	(170,471)	(161,153)

Ending balance	$940,217	$887,973	$881,053

Provision for claim losses as a percentage of title insurance premiums	5.4%	5.0%	5.0%

(1)	The Company assumed LSI’s and ANFI’s outstanding reserve for claim losses in connection with their acquisitions in 2003.

      The unfavorable development on the prior years’ loss reserves during 2003 reflects the slight increase in loss payments during 2003 on previous policy years, resulting in an increase in estimated ultimate losses in previous policy years. The favorable development on prior years’ loss reserves during 2002 and 2001 was attributable to lower than expected payment levels on recent issue years which included periods of increased resale activity as well as a high proportion of refinance business. As a result, title policies issued in prior years have been replaced by the more recently issued policies, therefore generally terminating much of the loss exposure on the previously issued policies.

J. Commitments and Contingencies

      The Company’s title insurance underwriting subsidiaries are, in the ordinary course of business, subject to claims made under, and from time-to-time are named as defendants in legal proceedings relating to, policies of insurance they have issued or other services performed on behalf of insured policyholders and other customers. The Company believes that the reserves reflected in its Consolidated Financial Statements are adequate to pay losses and loss adjustment expenses which may result from such claims and proceedings; however, such estimates may be more or less than the amount ultimately paid when the claims are settled.

      The Company has entered into various employment agreements with officers of the Company. These agreements provide for a specified salary to be paid to the officers and include incentive compensation arrangements. The agreements contain non-compete provisions. The terms of the agreements range from three to five years and normally contain extension provisions.

      In the ordinary course of business, the Company is involved in various pending and threatened litigation matters related to its operations, some of which include claims for punitive or exemplary damages. The Company believes that no actions, other than those listed below, depart from customary litigation incidental to its business and

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that the resolution of all pending and threatened litigation will not have a material effect on the Company’s results of operations, financial position or liquidity.

      The Company was named in five class action lawsuits alleging irregularities and violations of law in connection with title and escrow practices. All of these lawsuits are currently pending, although three of them have been conditionally settled, subject only to verification of certain factual representations made during settlement negotiations. The remaining two lawsuits have been stayed pending final disposition of the conditionally settled lawsuits. The Company believes that the two stayed lawsuits will be dismissed upon the final disposition of the three conditionally settled lawsuits.

      Three class action lawsuits were filed in June 2003 alleging breach of FNIS’ fiduciary duties in connection with the Company’s acquisition of the outstanding minority interest of FNIS. These actions have recently been consolidated and are pending in the Chancery Court of Delaware. FNIS has retained counsel to represent them and the named members of their board of directors, three of whom are also directors of the Company. These actions are not being actively prosecuted and the Company and FNIS believe the lawsuits are without merit.

      Several class actions are pending alleging improper rates were charged for title insurance. Three class action cases were filed in New York and have been consolidated for further proceedings. The cases allege that the named defendant companies failed to provide notice of premium discounts to consumers refinancing their mortgages, and failed to give discounts in refinancing transactions in violation of the filed rates. The actions seek refunds of the premiums charged and punitive damages. Similar allegations have been made in class actions filed in Minnesota, Ohio and Pennsylvania. Two class actions, one in California and one in Michigan allege the company violated the Real Estate Settlement Procedures Act (“RESPA”) and state law by giving favorable discounts or rates to builders and developers. The actions seek refunds of the premiums charged and additional damages. The Company intends to vigorously defend these actions.

      Several class actions are pending alleging that the Company imposed improper charges in closing real estate transactions. A class action pending in New Jersey alleges the company has charged twice for fees to record satisfactions of mortgages, and charged for satisfactions that were not recorded. Two other class actions pending in Indiana allege the Company overcharged recording fees. A class action in Pennsylvania alleges overcharges of notary fees. Another in Illinois alleges an improper markup of courier fees, and although the trial court recently dismissed this case, the plaintiff may appeal. The actions seek refunds of the charges. The Company intends to vigorously defend these actions.

      Three pending class actions in California allege the Company failed to pay overtime charges to its escrow officer employees as required by law and regulation. These actions seek payment of wages allegedly due to the purported class. The Company intends to vigorously defend these actions.

      A California class action alleges the Company takes “rebates and kickbacks” in outsourcing its trustee foreclosure business. The Company intends to vigorously defend this action.

      A class action is pending in California alleging that the Company violated the Telephone Consumer Protection Act by sending unsolicited facsimile advertising. Plaintiffs seek statutory damages. The Company intends to vigorously defend this action.

      In conducting its operations, the Company routinely holds customers’ assets in escrow, pending completion of real estate transactions. Certain of these amounts are maintained in segregated bank accounts and have not been included in the accompanying Consolidated Balance Sheets. The Company has a contingent liability relating to proper disposition of these balances for our customers, which amounted to $7.6 billion at December 31, 2003. As a result of holding these customers’ assets in escrow, the Company has ongoing programs for realizing economic benefits during the year through favorable borrowing and vendor arrangements with various banks. There were no investments or loans outstanding as of December 31, 2003 related to these arrangements.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company leases certain of its premises and equipment under leases which expire at various dates. Several of these agreements include escalation clauses and provide for purchases and renewal options for periods ranging from one to five years.

      Future minimum operating lease payments are as follows (dollars in thousands):

2004	$132,195
2005	105,355
2006	80,125
2007	59,165
2008	36,110
Thereafter	56,554

Total future minimum operating lease payments	$469,504

      Rent expense incurred under operating leases during the years ended December 31, 2003, 2002 and 2001, was $165.9 million, $126.0 million and $108.8 million, respectively.

K. Regulation and Stockholders’ Equity

      Our insurance subsidiaries, including underwriters, underwritten title companies and independent agents, are subject to extensive regulation under applicable state laws. Each of the insurance underwriters is subject to a holding company act in its state of domicile which regulates, among other matters, the ability to pay dividends and investment policies. The laws of most states in which the Company transacts business establish supervisory agencies with broad administrative powers relating to issuing and revoking licenses to transact business, regulating trade practices, licensing agents, approving policy forms, accounting principles, financial practices, establishing reserve and capital and surplus as regards policyholders (“capital and surplus”) requirements, defining suitable investments for reserves and capital and surplus and approving rate schedules.

      Pursuant to statutory accounting requirements of the various states in which the Company’s title insurance subsidiaries are licensed, they must defer a portion of premiums earned as an unearned premium reserve for the protection of policyholders and must maintain qualified assets in an amount equal to the statutory requirements. The level of unearned premium reserve required to be maintained at any time is determined by statutory formula based upon either the age, number of policies and dollar amount of policy liabilities underwritten or the age and dollar amount of statutory premiums written. As of December 31, 2003, the combined statutory unearned premium reserve required and reported for the Company’s title insurance subsidiaries was $1,012.2 million.

      The insurance commissioners of their respective states of domicile regulate the Company’s title insurance subsidiaries. Regulatory examinations usually occur at three-year intervals, and certain of these examinations are currently ongoing.

      The Company’s insurance subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Department of Insurance of their respective states of domicile. As of December 31, 2003. $1,522.3 million of the Company’s net assets are restricted from dividend payments without prior approval from the Departments of Insurance. During 2004, the Company’s title insurance subsidiaries can pay or make distributions to the Company of approximately $247.3 million.

      The combined statutory capital and surplus of the Company’s title insurance subsidiaries was $930.3 million, $614.8 million and $514.7 million as of December 31, 2003, 2002 and 2001, respectively. The combined statutory earnings of the Company’s title insurance subsidiaries were $480.0, $162.6 million and $162.5 million for the years ended December 31, 2003, 2002 and 2001, respectively.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As a condition to continued authority to underwrite policies in the states in which the Company’s title insurance subsidiaries conduct their business, they are required to pay certain fees and file information regarding their officers, directors and financial condition. In addition, the Company’s escrow and trust business is subject to regulation by various state banking authorities.

      Pursuant to statutory requirements of the various states in which the Company’s title insurance subsidiaries are domiciled, they must maintain certain levels of minimum capital and surplus. Each of the Company’s title underwriters has complied with the minimum statutory requirements as of December 31, 2003.

      The Company’s underwritten title companies are also subject to certain regulation by insurance regulatory or banking authorities, primarily relating to minimum net worth. Minimum net worth of $7.5 million, $2.5 million, $3.0 million and $400 is required for Fidelity National Title Company, Fidelity National Title Company of California, Chicago Title Company and Ticor Title Company of California, respectively. The Company is in compliance with all of its respective minimum net worth requirements at December 31, 2003.

      On January 24, 2001, the Company issued 13,393,188 shares of its common stock at a public offering price of $20.14 per share. Proceeds from this offering, net of underwriting discounts and commissions and other related expenses, were $256.3 million. Net proceeds were primarily used to pay down existing indebtedness.

      On April 24, 2001, the Company’s Board of Directors authorized the Company to purchase up to 8,318,750 shares of its common stock. Purchases may be made from time to time by the Company in the open market or in block purchases or in privately negotiated transactions depending on market conditions and other factors. As part of this program, the Company repurchased in 2001 a total of 1,512,500 shares of common stock for $22.9 million, at an average price of $15.15 per share. In May 2002, the Company retired those 1,512,500 shares held as treasury stock.

      On April 24, 2002, the Company’s Board of Directors approved a three-year stock repurchase program. Purchases were made by the Company from time to time in the open market, in block purchases or in privately negotiated transactions. From May 15, 2002, through December 31, 2002, the Company repurchased a total of 2,798,358 shares of common stock for $61.2 million, or an average price of $21.87. The amount repurchased includes 604,546 shares of common stock purchased from certain of the Company’s officers and directors during the third quarter of 2002, of which 228,181 shares were accepted as full payment for certain notes receivable, including accrued interest. In December 2002, the Company retired 774,908 of these shares held as treasury stock, totaling $14.3 million. For the year ended December 31, 2003, the Company repurchased 1,775,400 shares of common stock for $45.4 million, or an average price of $25.60. In the fourth quarter of 2003, the Company retired 989,450 of these shares held as treasury stock, totaling $27.3 million. As a result of the increased cash dividend per share, the Company decided to suspend this stock repurchase program effective July 23, 2003; however, effective December 18, 2003, the stock repurchase program was reinstated.

      On January 27, 2004, the Company’s Board of Directors declared a 10% stock dividend to stockholders of record as of February 12, 2004, payable on February 26, 2004. On April 22, 2003, the Company’s Board of Directors declared a five-for-four (5:4) stock split payable May 23, 2003, to stockholders of record as of May 9, 2003. On April 24, 2002, the Company’s Board of Directors declared a 10% stock dividend to stockholders of record as of May 9, 2002, payable on May 23, 2002. On July 24, 2001, the Company declared a 10% stock dividend to stockholders of record on August 9, 2001, payable on August 23, 2001. The fair value of the additional shares of common stock issued in connection with the 10% stock dividends was credited to additional paid-in capital and a like amount charged to retained earnings during 2002 and 2001. Fractional shares were paid in cash. All data with respect to earnings per share, dividends per share and share information, including price per share where applicable, in the Consolidated Financial Statements has been retroactively adjusted to reflect the stock split and stock dividends.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

L. Employee Benefit Plans

Stock Purchase Plan

      In 1987, stockholders approved the adoption of an Employee Stock Purchase Plan (“ESPP”). Under the terms of the ESPP and subsequent amendments, eligible employees may voluntarily purchase, at current market prices, shares of the Company’s common stock through payroll deductions. Pursuant to the ESPP, employees may contribute an amount between 3% and 15% of their base salary and certain commissions. The Company contributes varying amounts as specified in the ESPP. During the years ended December 31, 2003, 2002 and 2001, 1,315,065, 980,837 and 1,094,742 shares, respectively, were purchased and allocated to employees, based upon their contributions, at an average price of $27.46, $20.57 and $16.03 per share, respectively. The Company contributed $9.2 million or the equivalent of 336,234 shares for the year ended December 31, 2003; $7.5 million or the equivalent of 366,765 shares for the year ended December 31, 2002 and $5.3 million or the equivalent of 327,198 shares for the year ended December 31, 2001 in accordance with the employer’s matching contribution.

401(k) Profit Savings Plan

      The Company offers the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan (“401(k) Plan”), a qualified voluntary contributory savings plan, available to substantially all Fidelity employees. Eligible employees may contribute up to 15% of their pretax annual compensation, up to the amount allowed pursuant to the Internal Revenue Code. The Company matches 50% of each dollar of employee contribution up to six percent of the employee’s total compensation. The Company’s cost for the 401(k) Plan for the years ended December 31, 2003, 2002 and 2001 was $22.3 million, $17.5 million and $13.9 million, respectively.

Stock Option Plans

      The Company’s 1987 Stock Option Plan expired in December 1997. Options generally had a term of five to 11 years from date of grant, became exercisable at the discretion of the Board of Directors and were priced at not less than the fair market value on the date of grant. A total of 716,916 stock options were outstanding as of December 31, 2003. No further awards may be granted under this plan.

      The Company’s 1991 Stock Option Plan (“1991 Plan”) expired in March 2001. Options generally had a term of 12 years from the date of grant and were exercisable subject to the terms and conditions set by the Board of Directors. The price per share was determined at the date of grant and may be less than the fair market value of the common stock at the date of grant to reflect the application of the optionee’s deferred bonus, if applicable. The 1991 Plan allows for exercise prices with a fixed discount from the quoted market price. A total of 1,065,605 stock options were outstanding as of December 31, 2003. No further awards may be granted under this plan.

      In 2001, options were granted under the 1991 Plan at an exercise price of $14.34 to key employees of the Company who applied deferred bonuses expensed in 2000 amounting to $4.9 million to the exercise price. The exercise price of these options decreases approximately $.21 per year through 2006 and $.14 per year from 2007 through 2012, at which time the exercise price will be $12.47.

      The Company’s 1993 Stock Plan (“1993 Plan”) expired in June 2003. Options generally had a term of 10 years from the date of grant and were exercisable subject to the terms and conditions set by the Board of Directors. The per share option price was determined at the date of grant, provided that the price for incentive stock options shall not be less than 100% of their market value or award stock shares. A total of 774,875 stock options were outstanding as of December 31, 2003. No further awards may be granted under this plan.

      In connection with the 1998 acquisition of FNF Capital, Inc. (formerly known as “Granite”), which was accounted for as a pooling-of-interests, the Company assumed 1,140,855 options outstanding under Granite’s existing stock option plan (“Granite Plan”), of which 36,050 stock options were outstanding as of December 31, 2003. The Granite Plan provides that qualified stock options be granted at an exercise price equal to fair market

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

value on the date of the grant with a term not to exceed 10 years. The Granite Plan provides that non-qualified stock options be granted at an exercise price not less than 85% of the fair market value on the date of grant with a term not to exceed 10 years.

      During 1998, stockholders approved the adoption of the 1998 Stock Incentive Plan (“1998 Plan”). The 1998 Plan authorizes up to 9,985,828 shares of common stock, plus an additional 366,025 shares of common stock on the date of each annual meeting of the stockholders of the Company, for issuance under the terms of the 1998 Plan. As of December 31, 2003, there were 5,391,686 options outstanding under this plan. The 1998 Plan provides for grants of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and rights to purchase shares of common stock (“Purchase Rights”). The term of options may not exceed 10 years from the date of grant (five years in the case of a person who owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company), and the right to exercise such options shall vest equally over three years. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of common stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of common stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Board of Directors.

      In connection with the merger of Chicago Title, the Company assumed the options outstanding under Chicago Title’s existing stock option plans: the 1998 Long-Term Incentive Plan and the Director’s Stock Option Plan. Pursuant to the terms of the merger, options under these plans, totaling 5,304,456, became fully vested on March 20, 2000. The options granted in accordance with these two plans generally have a term of five to 10 years. As of December 31, 2003, there were 457,234 options outstanding under these plans.

      In 2001, stockholders approved the adoption of the 2001 Stock Incentive Plan (“2001 Plan”). The 2001 Plan authorized up to 4,026,275 shares of common stock, plus an additional 332,750 shares of common stock on the date of each annual meeting of stockholders of the Company, for issuance under the terms of the 2001 Plan. As of December 31, 2003, there were 769,595 options outstanding under this plan. The 2001 Plan provides for grants of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options, rights to purchase shares of common stock and deferred shares. The term of options may not exceed 10 years from the date of grant (five years in the case of an incentive stock option granted to a person who owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company), and are exercisable subject to the terms and conditions set by the Board of Directors. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of common stock at the time such option is granted (110% of fair value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to a nonqualified stock option may be less than the fair value of the common stock at the date of grant to reflect the application of the optionee’s deferred bonus, if applicable. The 2001 Plan allows for exercise prices with a fixed discount from the quoted market price. Options were granted in 2003 at an exercise price of $15.36 to key employees of the Company who applied deferred bonuses expensed in 2002 amounting to $4.6 million to the exercise price. Pursuant to the terms of the 2001 Plan, there are no future exercise price decreases to options granted under this Plan in 2003 and beyond. In 2002, options were granted at an exercise price of $11.41 to key employees of the Company who applied deferred bonuses expensed in 2001 amounting to $5.7 million to the exercise price. The exercise price of these options decreases approximately $.35 per year through 2007 and $.22 per year from 2008 through 2013, at which time the exercise price will be $8.33. The Company recorded compensation expense relating to the exercise price decrease in the 1991 and 2001 Plans of $370, $829 and $674, for the years ended December 31, 2003, 2002 and 2001, respectively.

      In 2003, the Company issued to its non-employee Directors and to certain of its employees, rights to purchase 879,450 shares of restricted common stock (“Restricted Shares”) of the Company, pursuant to the 2001 Plan. A

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

portion of the Restricted Shares vest over a five-year period and a portion of the Restricted Shares vest over a four-year period, of which one-fifth vested immediately on the date of grant. The Company recorded compensation expense of $3.3 million and unearned compensation expense of $23.0 million in connection with the issuance of Restricted Stock in 2003. The Company used 769,450 shares of its common stock held as treasury shares and 110,000 newly issued common shares for the sale of Restricted Shares to its employees.

      In connection with the acquisition of ANFI, the Company assumed 988,389 options outstanding under ANFI’s existing option plans: the American National Financial, Inc. 1999 Stock Option Plan and the American National Financial, Inc. 1998 Stock Incentive Plan. The options granted under these plans generally had a term of 10 years. As of December 31, 2003, there were 605,527 options outstanding under these plans.

      In connection with the acquisition of FNIS, the Company assumed 2,585,387 options outstanding under FNIS’ existing option plans: the Fidelity National Information Solutions 2001 Stock Incentive Plan, the Vista Information Solutions, Inc. 1999 Stock Option Plan, the Micro General Corporation 1999 Stock Incentive Plan and the Micro General Corporation 1998 Stock Incentive Plan. The options granted under these plans generally had a term of 10 years. As of December 31, 2003, there were 2,311,650 options outstanding under these plans.

      Transactions under all stock option plans, including stock options granted by the Company’s Board of Directors which are outside of the Company’s stock option plans, are as follows:

		Weighted Average
	Shares	Exercise Price	Exercisable

Balance, December 31, 2000	13,006,802	$7.90	9,583,548
Granted	4,022,783	14.17
Exercised	(1,653,481)	6.15
Cancelled	(233,908)	11.77

Balance, December 31, 2001	15,142,196	$9.72	12,198,960
Granted	3,007,064	16.58
Exercised	(4,799,845)	8.68
Cancelled	(27,919)	14.92

Balance, December 31, 2002	13,321,496	$11.67	10,332,022
Options assumed in ANFI acquisition	988,389	5.53
Options assumed in FNIS acquisition	2,585,387	17.11
Granted	624,328	17.18
Exercised	(3,459,189)	10.37
Cancelled	(301,983)	11.30

Balance, December 31, 2003	13,758,428	$12.84	11,247,929

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information related to stock options outstanding and exercisable as of December 31, 2003:

December 31, 2003

Options Outstanding				Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number of	Remaining	Exercise	Number of	Exercise
Range of Exercise Prices	Shares	Contractual Life	Price	Shares	Price

$ .02 – 5.70	1,646,824	3.56	$4.18	1,646,824	$4.18
5.75 – 7.12	1,407,176	4.14	6.35	1,338,268	6.35
7.29 – 11.05	2,485,549	6.66	9.08	2,359,350	9.10
11.27 – 13.92	1,973,441	7.42	12.86	1,856,654	12.92
14.04 – 14.04	1,475,948	7.29	14.04	1,014,562	14.04
14.14 – 15.36	1,172,774	6.02	14.92	1,145,615	14.94
15.58 – 18.41	1,375,430	7.77	16.99	980,526	17.10
19.18 – 27.18	2,048,466	8.66	22.65	741,102	22.70
27.38 – 181.82	172,820	8.39	28.95	165,028	28.92

$ .02 – 181.82	13,758,428	6.58	$12.84	11,247,929	$11.61

      Prior to the third quarter of 2003, the Company accounted for its stock option plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations.

      All options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant; therefore no stock-based compensation cost had been reflected in net earnings.

      During the third quarter of 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), for stock-based employee compensation, effective as of the beginning of 2003. Under the fair value method of accounting, compensation cost is measured based on the fair value of the award at the grant date and recognized over the service period. The Company has elected to use the prospective method of transition, as permitted by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). Under this method, stock-based employee compensation cost is recognized from the beginning of 2003 as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled in years beginning after December 31, 2002. Prior year financial statements were not restated. Net income, as a result of the adoption of SFAS 123, for the year ended December 31, 2003 reflects an expense of $6.2 million, which is included in personnel costs in the reported financial results.

      Pro forma information regarding net earnings and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for all of its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions. The risk free interest rates used in the calculation are the rate that corresponds to the weighted average expected life of an option. The risk free interest rate used for options granted during 2003, 2002 and 2001 was 2.0%, 2.0% and 4.3%, respectively. A volatility factor for the expected market price of the common stock of 43%, 44% and 47% were used for options granted in 2003, 2002 and 2001, respectively. The expected dividend yield used for 2003, 2002 and 2001 was 1.4%, 1.3% and 1.5%, respectively. A weighted average expected life of 3.5 years, 3.25 years and 5.0 years was used for 2003, 2002 and 2001, respectively. The weighted average fair value of each option granted during 2003, 2002 and 2001 was $10.57, $6.39 and $6.75, respectively.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized into expense over the options’ vesting period. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to all outstanding and unvested awards in each period:

	Year Ended December 31,

	2003	2002	2001

	(Dollars in thousands)
Net earnings, as reported	$861,820	$531,717	$305,476
Add: Stock-based compensation expense included in reported net earnings, net of related tax effects	5,906	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(14,484)	(13,509)	(17,162)

Pro forma net earnings	$853,242	$518,208	$288,314

Earnings per share:
Basic — as reported	$5.81	$4.05	$2.36
Basic — pro forma	$5.75	$3.95	$2.23
Diluted — as reported	$5.63	$3.91	$2.29
Diluted — pro forma	$5.55	$3.81	$2.16

Pension Plans

      In connection with the Chicago Title merger, the Company assumed Chicago Title’s noncontributory defined benefit pension plan (the “Pension Plan”).

      The Pension Plan covered certain Chicago Title employees. The benefits are based on years of service and the employee’s average monthly compensation in the highest 60 consecutive calendar months during the 120 months ending at retirement or termination and effective December 31, 2000, the Pension Plan was frozen and there will be no future credit given for years of service or changes in salary.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table sets forth the funded status of the Pension Plan as of December 31, 2003, 2002 and 2001:

	2003	2002	2001

	(Dollars in thousands)
Change in Benefit Obligation:
Net benefit obligation at beginning of year	$111,132	$103,268	$98,911
Service cost	—	—	—
Interest cost	8,104	7,582	7,276
Actuarial loss	20,676	16,085	12,452
Gross benefits paid	(7,928)	(15,803)	(15,371)

Net benefit obligation at end of year	$131,984	$111,132	$103,268

Change in Pension Plan Assets:
Fair value of plan assets at beginning of year	$66,232	$76,019	$91,162
Actual return on plan assets	7,196	(7,595)	(5,031)
Employer contributions	12,200	13,611	5,259
Gross benefits paid	(7,928)	(15,803)	(15,371)

Fair value of plan assets at end of year	$77,700	$66,232	$76,019

Funded status at end of year	$(54,284)	$(44,900)	$(27,249)
Unrecognized net actuarial loss	61,588	45,173	19,092

Net amount recognized at end of year	$7,304	$273	$(8,157)

      The accumulated benefit obligation (ABO) is the same as the projected benefit obligation (PBO) due to the pension plan being frozen as of December 31, 2000.

      Under Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions,” (“SFAS No. 87”) the measurement date shall be as of the date of the financial statements, or if used consistently from year to year, as of a date not more than three months prior to that date. The Company’s measurement date is December 31.

      The net pension liability included in accounts payable and accrued liabilities as of December 31, 2003 and 2002 is $54.2 million and $44.9 million, respectively. The net pension liability at December 31, 2003 and 2002 includes the additional minimum pension liability adjustment of $16.4 million and $26.1 million, respectively, which was recorded as a net of tax charge of $10.0 million and $15.9 million to accumulated other comprehensive earnings (loss) in 2003 and 2002 in accordance with SFAS No. 87.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The components of net periodic (income) expense included in the results of operations for 2003, 2002 and 2001 are as follows:

	2003	2002	2001

	(Dollars in thousands)
Service cost	$—	$—	$—
Interest cost	8,104	7,582	7,276
Expected return on assets	(7,128)	(7,639)	(8,029)
Amortization of actuarial loss	4,193	634	—

Total net periodic (income) expense	$5,169	$577	$(753)

One time charges:
Settlement charge	—	4,604	1,902

Total net expense	$5,169	$5,181	$1,149

Pension Assumptions

      Weighted-average assumptions used to determine benefit obligations at December 31, are as follows:

	2003		2002

Discount rate	6.25%		6.75%
Rate of compensation increase	N/A	(a)	N/A	(a)

      Weighted-average assumptions used to determine net expense for years ended December 31 are as follows:

	2003	2002	2001

Discount rate	6.75%	7.25%	7.75%
Expected return on plan assets	8.5%	9.0%	9.0%
Rate of compensation increase	N/A (a)	N/A (a)	N/A (a)

(a)	Rate of compensation increase is not applicable due to the pension being frozen at December 31, 2000.

Pension Plan Assets

      The expected long term rate of return on plan assets was 8.5% in 2003 and 9.0% in 2002 and 2001, derived using the plan’s asset mix, historical returns by asset category, expectations for future capital market performance, and the fund’s past experience. Both the plan’s investment policy and the expected long-term rate of return assumption are reviewed periodically. The Company’s strategy is to focus on a one to three-year investment horizon, maintaining equity securities at 50-55% of total assets while maintaining an average duration in debt securities, extending that duration as interest rates rise and maintaining cash funds at appropriate levels relating to the current economic environment.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s pension plan asset allocation at December 31, 2003 and 2002 and target allocation for 2004 are as follows:

		Percentage of
	Target Allocation	Plan Assets

Asset Category	2004	2003	2002

Equity securities	50-55%	58.7%	46.4%
Debt securities	15-25	18.8	15.2
Insurance annuities	10-20	13.9	16.5
Other(Cash)	5-25%	8.6	21.9

Total		100.0%	100.0%

      The Company does not hold any investments in its own equity securities within its pension plan assets.

Pension Plan Cash Flows

Plan Contributions

      The Company’s funding policy is to contribute annually at least the minimum required contribution under the Employee Retirement Income Security Act (ERISA). Contributions are intended to provide not only for benefits accrued to date, but also for those expected to be earned in the future. In 2003 and 2002, the Company made contributions of $12.2 million and $13.6 million, respectively. Due to regulatory requirements, the Company is not required to make a contribution to the pension plan in 2004. The Company has not yet determined if a voluntary contribution to the plan will be made in 2004.

Plan Benefit Payments

      A detail of actual and expected benefit payments is as follows (in thousands):

Actual Benefit Payments
2002	$15,803
2003	7,928
Expected Future Payments
2004	$9,690
2005	9,623
2006	9,323
2007	9,424
2008	9,557
2009-2013	46,808

Postretirement Plans

      The Company assumed certain health care and life insurance benefits for retired Chicago Title employees in connection with the Chicago Title merger. Beginning on January 1, 2001, these benefits were offered to all employees who meet specific eligibility requirements. The costs of these benefit plans are accrued during the periods the employees render service.

      The Company is both self-insured and fully insured for its postretirement health care and life insurance benefit plans, and the plans are not funded. The health care plans provide for insurance benefits after retirement and are generally contributory, with contributions adjusted annually. Postretirement life insurance benefits are contributory, with coverage amounts declining with increases in a retiree’s age.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The accrued cost of the accumulated postretirement benefit obligation included in the Company’s Consolidated Balance Sheets at December 31, 2003, 2002 and 2001 is as follows:

	2003	2002	2001

	(Dollars in thousands)
Change in Benefit Obligation:
Net benefit obligation at beginning of year	$22,757	$22,405	$25,003
Service cost	221	247	890
Interest cost	1,405	1,546	1,688
Plan participants’ contributions	1,646	1,643	1,390
Plan amendments	—	—	(10,901)
Actuarial loss	537	360	6,051
Gross benefits paid	(3,882)	(3,444)	(1,716)

Net benefit obligation at end of year	$22,684	$22,757	$22,405

Change in Plan Assets:
Fair value of plan assets at beginning of year	$—	$—	$—
Employer contributions	2,236	1,801	326
Plan participants’ contributions	1,646	1,643	1,390
Gross benefits paid	(3,882)	(3,444)	(1,716)

Fair value of plan assets at end of year	$—	$—	$—

Funded status at end of year	$(22,684)	$(22,757)	$(22,405)
Unrecognized net actuarial loss	5,212	4,950	4,920
Unrecognized prior service cost	(4,315)	(7,019)	(9,724)

Net accrued cost of accumulated postretirement benefit obligation included in accounts payable and accrued liabilities	$(21,787)	$(24,826)	$(27,209)

      In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Act”) became law in the United States. The Act introduces a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the Medicare benefit. In accordance with FASB Staff Position FAS 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003,” the Company has elected to defer recognition of the effects of the Act in any measures of the benefit obligation or cost. Specific authoritative guidance on the accounting for the federal subsidy is pending and that guidance, when issued, could require the Company to change previously reported information. Currently, the Company does not believe it will need to amend its plan to benefit from the Act. The measurement date used to determine pension and other postretirement benefit measures for the pension plan and the postretirement benefit plan is December 31.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s postretirement health care and life insurance costs included in the results of operations for 2003, 2002 and 2001 are as follows:

	2003	2002	2001

	(Dollars in thousands)
Service cost	$221	$247	$890
Interest cost	1,405	1,546	1,687
Amortization of prior service cost	(2,704)	(2,704)	(1,413)
Amortization of actuarial loss	274	330	—

Total net periodic (income) expense	$(804)	$(581)	$1,164

One time charges:
Curtailment charge (credit)	—	—	(777)

Total net benefit (income) expense	$(804)	$(581)	$387

Postretirement Benefit Assumptions

      Weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	2003	2002

Discount rate	6.25%	6.75%
Health care cost trend rate assumed for next year	10%	11%
Rate that the cost trend rate gradually declines to	5%	5%
Year that the rate reaches the rate it is assumed to remain at	2009	2009

      Weighted-average assumptions used to determine net expense for years ended December 31 are as follows:

	2003	2002	2001

Discount rate	6.75%	7.25%	7.75%
Health care cost trend rate assumed for next year	11%	12%	5.5%
Rate that the cost trend rate gradually declines to	5%	5%	5%
Year that the rate reaches the rate it is assumed to remain at	2009	2009	2002

      Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	One-Percentage-Point	One-Percentage-Point
(Dollars in thousands)	Increase	Decrease

Effect on total of service and interest cost	$110	$(100)
Effect on postretirement benefit obligation	$1,420	$(1,280)

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Postretirement Cash Flows

      A detail of actual and expected benefit payments is as follows (in thousands):

Benefit Payments
2002	$1,801
2003	2,236
Expected Future Payments
2004	$2,027
2005	2,171
2006	2,317
2007	2,455
2008	2,549
2009-2013	11,691

M.     Supplementary Cash Flow Information

      The following supplemental cash flow information is provided with respect to interest and tax payments, as well as certain non-cash investing and financing activities.

	Year Ended December 31,

	2003	2002	2001

	(Dollars in thousands)
Cash paid during the year:
Interest	$39,477	$33,325	$40,221
Income taxes	$436,900	$220,000	$124,100
Non-cash investing and financing activities:
Dividends declared and unpaid	$—	$11,718	$8,596
Fair value of shares issued in connection with acquisitions	$834,714	$—	$4,150
Capital transactions of investees and less than 100% owned subsidiaries	$5,704	$8,318	$(1,079)
Issuance of restricted stock	$26,292	$—	$—
Liabilities assumed in connection with acquisitions:
Fair value of assets acquired	$2,214,273	$286,371	$114,665
Total purchase price	(1,935,448)	(199,373)	(78,791)

Liabilities assumed	$278,825	$86,998	$35,874

N.     Financial Instruments with Off-Balance Sheet Risk and Concentration of Risk

      In the normal course of business the Company and certain of its subsidiaries enter into off-balance sheet credit risk associated with certain aspects of its title insurance business and other activities. The Company has various guarantees for agent loans totaling $948 as of December 31, 2003.

      The Company generates a significant amount of title insurance premiums in California and Texas. In 2003, 2002 and 2001, California and Texas accounted for 25.0% and 11.1%, 25.2% and 12.1% and 24.8% and 13.4% of total title premiums, respectively.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, lease receivables, residual interests in securitizations and trade receivables.

      The Company places its cash equivalents and short-term investments with high credit quality financial institutions and, by policy, limits the amount of credit exposure with any one financial institution. Investments in commercial paper of industrial firms and financial institutions are rated investment grade by nationally recognized rating agencies.

      Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the trade receivables credit risk. The Company controls credit risk through monitoring procedures.

O.     Segment Information

      During 2004, subsequent to year end, the Company restructured its business segments to more accurately reflect a change in the Company’s current operating structure. All previously reported segment information has been restated to be consistent with the current presentation.

      Summarized financial information concerning the Company’s reportable segments is shown in the following table.

      As of and for the year ended December 31, 2003 (dollars in thousands):

		Financial
		Institution	Lender
		Software and	Outsourcing	Information	Specialty	Corporate
	Title Insurance	Services	Solutions	Services	Insurance	and Other	Eliminations	Total
Title premiums	$4,700,748	$—	$288,190	$—	$—	$—	$(250,687)	4,738,251
Other revenues	1,056,448	717,816	316,211	584,784	135,231	56,794	(57,050)	2,810,234
Intersegment revenue	—	(17,424)	(250,687)	(39,626)	—	—	307,737	—

Revenues from external customers	$5,757,196	$700,392	$353,714	$545,158	$135,231	$56,794	$—	$7,548,485
Interest and investment income, including realized gains and (losses)	156,747	(243)	951	1,986	2,192	5,097	—	166,730

Total revenues	$5,913,943	$700,149	$354,665	$547,144	$137,423	$61,891	$—	$7,715,215

Depreciation and amortization	78,542	101,577	13,645	29,882	3,186	1,105	—	227,937
Interest expense	1,113	12	(33)	1,590	—	40,421	—	43,103
Earnings (loss) before income tax and minority interest	1,074,546	115,777	197,795	95,685	15,258	(78,422)	—	1,420,639
Income tax expense	408,328	43,995	75,162	36,360	5,798	(29,800)	—	539,843
Minority Interest	848	—	2,659	15,448	—	21	—	18,976
Net earnings (loss)	$665,370	$71,782	$119,974	$43,877	$9,460	($48,643)	—	861,820
Assets	4,703,987	1,406,958	331,674	500,074	135,478	185,004	—	7,263,175
Goodwill	917,467	563,961	85,833	333,501	18,169	7,547	—	1,926,478

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As of and for the year ended December 31, 2002 (dollars in thousands):

		Financial
		Institution	Lender
		Software and	Outsourcing	Information	Specialty	Corporate
	Title Insurance	Services	Solutions	Services	Insurance	and Other	Eliminations	Total
Title premiums	$3,547,729	$—	$46,658	$—	$—	$—	$(46,658)	3,547,729
Other revenues	789,730	13,762	167,492	397,445	46,061	59,687	(29,302)	1,444,875
Intersegment revenue	—	(1,334)	(46,658)	(27,968)	—	—	75,960	—

Revenues from external customers	$4,337,459	$12,428	$167,492	$369,477	$46,061	$59,687	$—	$4,992,604
Interest and investment income, including realized gains and (losses)	72,559	24	603	156	1,507	15,187	—	90,036

Total revenues	$4,410,018	$12,452	$168,095	$369,633	$47,568	$74,874	$—	$5,082,640

Depreciation and amortization	53,512	988	2,679	15,972	—	1,012	—	74,163
Interest expense	1,336	8	173	806	1	31,729	—	34,053
Earnings (loss) before income tax and minority interest	762,536	4,489	51,962	63,414	5,080	(36,181)	—	851,300
Income tax expense	272,738	1,706	19,746	24,097	1,930	(13,749)	—	306,468
Minority Interest	2,240	—	1,962	8,913	—	—	—	13,115
Net earnings (loss)	$487,558	$2,783	$30,254	$30,404	$3,150	($22,432)	—	531,717
Assets	4,266,363	71,867	139,963	305,709	65,198	396,851	—	5,245,951
Goodwill	806,918	41,623	28,369	107,066	7,944	4,693	—	996,613

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As of and for the year ended December 31, 2001 (dollars in thousands):

		Financial
		Institution	Lender
		Software and	Outsourcing	Information	Specialty	Corporate
	Title Insurance	Services	Solutions	Services	Insurance	and Other	Eliminations	Total
Title premiums	$2,694,479	$—	$33,972	$—	$—	$—	$(33,972)	2,694,479
Gross revenue	651,851	2,432	90,154	266,226	34,678	53,645	(18,812)	1,080,174
Intersegment revenue	—	—	(33,972)	(18,812)	—	—	52,784	—

Revenues from external customers	$3,346,330	$2,432	$90,154	$247,414	$34,678	$53,645	$—	$3,774,653
Interest and investment income, including realized gains and (losses)	85,214	3	82	27	1,258	12,870	—	99,454

Total revenues	$3,431,544	$2,435	$90,236	$247,441	$35,936	$66,515	$—	$3,874,107

Depreciation and amortization	89,961	130	2,446	14,780	—	10,965	—	118,282
Interest expense	3,146	—	14	758	—	42,651	—	46,569
Earnings (loss) before income tax and minority interest	524,313	317	21,480	35,483	2,775	(60,647)	—	523,721
Income tax expense	209,713	120	8,162	13,484	1,055	(23,046)	—	209,488
Minority Interest	2,453	—	—	595	—	—	—	3,048
Net earnings (loss)	$312,147	$197	$13,318	$21,404	$1,720	$(37,601)	—	311,185
Assets	3,485,275	10,267	113,218	341,149	52,410	413,679	—	4,415,998
Goodwill	683,838	6,384	11,519	94,199	7,944	4,700	—	808,584

      The activities of the reportable segments include the following:

Title Insurance

      This segment, consisting of title insurance underwriters and wholly-owned title insurance agencies, provides core title insurance and escrow services, including document preparation, collection and trust activities. This segment coordinates its activities with those of the information services segment described below in order to offer the full range of real estate products and services required to execute and close a real estate transaction. Included in the title insurance segment for the year ended December 31, 2003 are $26.3 million in pre-tax expenses relating to the migration of data center operations from FNIS to FIS and $11.3 million related to the relocation of the Company’s corporate headquarters to Jacksonville, Florida pursuant to SFAS No. 146, and $2.0 million in asset impairment charges pursuant to SFAS No. 144. See Notes A and B. In addition, the title insurance segment for 2003 includes a realized gain of $51.7 million as a result of InterActive Corp’s acquisition of Lending Tree Inc. and the subsequent sale of the Company’s InterActive Corp common stock and a realized gain of $25.0 million on the sale of New Century Financial Corporation common stock.

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Financial Institution Software and Services

The Financial Institution Software and Services segment focuses on two primary markets, financial institution processing and mortgage loan processing. The primary applications are software applications that function as the underlying infrastructure of a financial institution’s processing environment. These applications include core bank processing software, which banks use to maintain the primary records of their customer accounts, and core mortgage processing software, which banks use to process and service mortgage loans. This segment also provides a number of complementary applications and services that interact directly with the core processing applications, including applications that facilitate interactions between the segment’s financial institution customers and their clients.

     Lender Outsourcing Solutions

The Lender Outsourcing Solutions segment offers customized outsourced business process and information solutions to national lenders and loan servicers. This business provides loan facilitation services, which allows customers to outsource their title and closing requirements in accordance with pre-selected criteria, regardless of the geographic location of the borrower or property. Depending on customer requirements, the Company performs these services both in the traditional manner involving many manual steps, and through more automated processes, which significantly reduce the time required to complete the task. The Company also provides default management services, which allow customers to outsource the business processes necessary to take a loan and the underlying real estate securing the loan through the default and foreclosure process. The Company utilizes its own resources and networks established with independent contractors to provide outsourcing solutions. Included in the lender outsourcing solutions segment for the year ended December 31, 2003 is $2.7 million of pre-tax expenses relating to asset impairment charges pursuant to SFAS No. 144. See Notes A and B.

     Information Services

In the Information Services segment, the Company operates a real estate-related information services business. The Company’s real estate-related information services are utilized by mortgage lenders, investors and real estate professionals to complete residential real estate transactions throughout the U.S. The Company offers a comprehensive suite of applications and services spanning the entire home purchase and ownership life cycle, from purchase through closing, refinancing and resale. Included in the information services segment for the year ended December 31, 2004 is $3.2 million of pre-tax expenses relating to asset impairment charges pursuant to SFAS No. 144. See Notes A and B.

     Specialty Insurance

This segment, consisting of various non-title insurance subsidiaries, issues flood, home warranty and homeowners insurance policies.

     Corporate and Other

The corporate segment consists of the operations of the parent holding company, certain other unallocated corporate overhead expenses, smaller entities that do not fit in our other segment classifications including the Company’s leasing operations, as well as the issuance and repayment of corporate debt obligations. Included in the Corporate and other segment for the year ended December 31, 2003 is $1.6 million in pre-tax expenses relating to the relocation of the Company’s Corporate headquarters to Jacksonville, Florida, pursuant to SFAS No. 146. See Note A.

P.     Recent Accounting Pronouncements

      In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of Statement of Financial Accounting Standard No. 123” (“SFAS No. 148”). This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of Statement of Financial Accounting Standard No. 123 and Accounting Principles Board Opinion No. 28, “Interim Financial Reporting,” to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. In the third quarter of 2003, the Company has voluntarily adopted the fair value recognition provisions of SFAS No. 123, under the prospective method of transition as permitted by SFAS No. 148. See Note L of Notes to Consolidated Financial Statements.

      During 2002, the FASB Emerging Issues Task Force reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). EITF 00-21 provides an accounting model for an approach to determine whether a vendor should divide an arrangement with multiple deliverables into separate units of accounting. EITF 00-21 requires an analysis of whether a delivered item has stand-alone value to the customer, whether there is objective and reliable evidence of fair value for the undelivered items, and whether delivery of the undelivered items is probable and substantially in control of the vendor if the arrangement includes a general right of return relative to the delivered item. Companies are required to adopt EITF 00-21 for fiscal periods beginning after

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 15, 2003. Companies may apply EITF 00-21 prospectively to new arrangements initiated after the date of adoption or as a cumulative-effect adjustment. The adoption of EITF 00-21 did not have a material effect on the Company’s financial statements.

      In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” which addresses consolidation by business enterprises of variable interest entities (“VIEs”) either: (1) that do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) in which the equity investors lack an essential characteristic of a controlling financial interest. In December 2003, the FASB completed deliberations of proposed modifications to FIN 46 (“Revised Interpretations”) resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for either based on the original interpretation or the Revised Interpretations. However, the Revised Interpretations must be applied no later than the Company’s first quarter of 2004. VIEs created after January 1, 2004 must be accounted for under the Revised Interpretations. Special Purpose Entities (SPEs”) created prior to February 1, 2003 may be accounted for under the original or Revised Interpretation’s provision no later than the Company’s fourth quarter of 2003. Non-SPEs created prior to February 1, 2003, should be accounted for under the Revised Interpretation’s provisions no later than the Company’s first quarter of 2004. The adoption of FIN 46 did not have a material effect on the Company’s financial statements.

      In December 2003, Financial Accounting Standards Board Statement No. 132 (revised), “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” (“SFAS No. 132”) was issued. SFAS No. 132 (revised) prescribes employers’ disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. SFAS No. 132 (revised) is effective for fiscal years ending after December 15, 2003. The Company’s disclosures in Note L incorporate the requirements of SFAS No. 132 (revised).

      As of December 31, 2003, the Company adopted the disclosure provisions of Emerging Issues Task Force No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF No. 03-1”), which resulted in additional disclosures regarding the Company’s evaluation of impairment of debt and equity securities. The Company’s disclosures in Note C incorporate the requirements of EITF No. 03-1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Fidelity National Financial, Inc.:

     Under date of February 27, 2004, except as to Note B to the Consolidated Financial Statements, which is as of March 11, 2004, and except as to Note O to the Consolidated Financial Statements, which is as of November 19, 2004, we reported on the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Stockholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2003 which are included in the current report on Form 8-K of Fidelity National Financial, Inc. filed herein. In connection with our audits of the aforementioned Consolidated Financial Statements, we also audited the related financial statement schedules. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

     In our opinion, such schedules, when considered in relation to the basic Consolidated Financial Statements taken as a whole, present fairly, in all material respects, the information set forth therein.

     As discussed in Note A to the Consolidated Financial Statements, effective January 1, 2002, Fidelity National Financial, Inc. fully adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” which resulted in a change to the method of accounting for goodwill and other intangible assets after they have been initially recognized in the financial statements.

     The Consolidated Financial Statements for 2002 and 2001 were prepared using Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” to record stock-based employee compensation. As discussed in Note L to the Consolidated Financial Statements, effective January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, to record stock-based employee compensation, applying the prospective method of adoption in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.”

KPMG LLP

Jacksonville, Florida
February 27, 2004, except as to Note B
to the Consolidated Financial Statements,
which is as of March 11, 2004,
and except as to Note O to the Consolidated Financial Statements,
which is as of November 19, 2004

SCHEDULE II

FIDELITY NATIONAL FINANCIAL, INC.

(Parent Company)

BALANCE SHEETS

	December 31,

	2003	2002

	(In thousands, except share
	and per share data)
ASSETS
Cash	$—	$5,553
Investment securities available for sale, at fair value	38,967	161,484
Accounts receivable from subsidiaries	—	14,711
Leases receivable, net	683	3,056
Notes receivable, net (related party — $911 in 2003 and $2,804 in 2002)	1,652	3,267
Investment in subsidiaries	4,546,976	2,439,623
Property and equipment, net	1,097	691
Prepaid expenses and other assets	5,217	6,902
Other intangibles	5,691	5,294
Deferred tax asset	—	55,557

	$4,600,283	$2,696,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$50,234	$43,975
Notes payable	572,510	369,484
Accounts payable to subsidiaries	13,225	—
Deferred income taxes	84,224	—
Income taxes payable	6,731	28,743

	726,924	442,202
Stockholders’ Equity:
Preferred stock, $.0001 par value; authorized 3,000,000 shares; issued and outstanding none		—
Common stock, $.0001 par value; authorized, 250,000,000 shares as of December 31, 2003 and 150,000,000 shares as of December 31, 2002; issued 167,650,280 as of December 31, 2003 and 133,618,341 as of December 31, 2002	17	13
Additional paid-in capital	2,453,841	1,551,636
Retained earnings	1,517,494	738,522

	3,971,352	2,290,171
Accumulated other comprehensive earnings (loss)	(9,891)	12,303
Unearned compensation	(23,017)	(1,628)
Less treasury stock, 2,809,400 shares as of December 31, 2003 and 2,023,450 shares as of December 31, 2002, at cost	(65,085)	(46,910)

	3,873,359	2,253,936

	$4,600,283	$2,696,138

See Notes to Financial Statements.

SCHEDULE II (continued)

FIDELITY NATIONAL FINANCIAL, INC.

(Parent Company)

STATEMENTS OF EARNINGS AND RETAINED EARNINGS

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
Revenue:
Other fees and revenue	$353	$278	$100
Interest and investment income	4,382	14,746	12,326

	4,735	15,024	12,426

Expenses:
Other operating expenses	20,077	6,678	4,249
Interest expense	35,911	24,217	32,099

	55,988	30,895	36,348

Loss before income tax benefit and equity in earnings of subsidiaries	(51,253)	(15,871)	(23,922)
Income tax benefit	(19,476)	(6,348)	(9,569)

Loss before equity in earnings of subsidiaries	(31,777)	(9,523)	(14,353)
Equity in earnings of subsidiaries	912,573	554,355	328,586

Earnings before minority interest and cumulative effect of a change in accounting principle	880,796	544,832	314,233
Minority interest	18,976	13,115	3,048
Cumulative effect of a change in accounting principle, net of income tax benefit of $3,035	—	—	(5,709)

Net earnings	$861,820	$531,717	$305,476

Basic earnings per share before cumulative effect of a change in accounting principle	$5.81	$4.05	$2.41
Cumulative effect of a change in accounting principle	—	—	(.05)

Basic net earnings per share	$5.81	$4.05	$2.36

Weighted average shares outstanding, basic basis	148,275	131,135	129,316

Diluted earnings per share before cumulative effect of a change in accounting principle	$5.63	$3.91	$2.34
Cumulative effect of a change in accounting principle	—	—	(.05)

Diluted net earnings per share	$5.63	$3.91	$2.29

Weighted average shares outstanding, diluted basis	153,171	135,871	133,189

Retained earnings, beginning of year	$738,522	$498,073	$409,216
Dividends declared	(82,848)	(41,607)	(32,948)
Effect of 10% stock dividend	—	(249,661)	(183,671)
Net earnings	861,820	531,717	305,476

Retained earnings, end of year	$1,517,494	$738,522	$498,073

See Notes to Financial Statements.

SCHEDULE II (continued)

FIDELITY NATIONAL FINANCIAL, INC.

(Parent Company)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Cash Flows From Operating Activities:
Net earnings	$861,820	$531,717	$305,476
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization of debt issuance costs	1,813	1,413	5,421
Provision for losses on notes receivable	465	240	240
Equity in earnings of subsidiaries	(912,573)	(554,355)	(328,586)
Gain on sales of investments	(5,080)	(889)	(2,808)
Stock-based compensation cost	9,526	—	—
Tax benefit associated with the exercise of stock options	18,914	21,329	8,814
Net increase in income taxes	54,105	47,235	65,275
Net (increase) decrease in prepaid expenses and other assets	1,685	(2,053)	(1,097)
Net increase (decrease) in accounts payable and accrued liabilities	19,251	(17,679)	17,435

Net cash provided by operating activities	49,926	26,958	70,170

Cash Flows From Investing Activities:
Proceeds from sales of investments	32,541	33,564	7,006
Purchases of investments	(40,551)	(44,522)	(2,027)
Net (purchases) proceeds from short-term investing activities	114,899	(84,558)	16,318
Proceeds (purchases) of property and equipment	(406)	6,500	(691)
Collections of notes receivable	1,150	6,401	1,100
Additions to notes receivable	—	—	(3,000)
Additions to investment in subsidiaries	(729,746)	(12,533)	(55,672)
Capital transactions of majority-owned subsidiaries	7,648	(8,694)	(7,262)

Net cash used in investing activities	(614,465)	(103,842)	(44,228)

Cash Flows From Financing Activities:
Borrowings	100,000	—	—
Net proceeds from common stock offering	—	—	256,301
Net proceeds from issuance of notes	248,118	—	248,375
Debt service payments	(145,350)	(14,651)	(526,340)
Dividends paid	(94,566)	(38,485)	(31,333)
Purchases of treasury stock	(45,436)	(61,210)	(22,926)
Exercise of stock options	38,012	50,350	11,852
Net borrowings and dividends from subsidiaries	458,208	137,214	25,631

Net cash provided by (used in) financing activities	558,986	73,218	(38,440)

Net increase (decrease) in cash and cash equivalents	(5,553)	(3,666)	(12,498)
Cash and cash equivalents at beginning of year	5,553	9,219	21,717

Cash and cash equivalents at end of year	$—	$5,553	$9,219

See Notes to Financial Statements.

FIDELITY NATIONAL FINANCIAL, INC.

(Parent Company)

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2003 and 2002 and for the years ended
December 31, 2003, 2002 and 2001

A.     Summary of Significant Accounting Policies

      Fidelity National Financial, Inc. (the “Company”) transacts substantially all of its business through its subsidiaries. The Parent Company Financial Statements should be read in connection with the aforementioned Consolidated Financial Statements and Notes thereto included elsewhere herein.

B.     Notes Payable

      Notes payable consist of the following:

	December 31,

	2003	2002

	(Dollars in thousands)
Syndicated credit agreement, unsecured, interest due quarterly at LIBOR plus 0.50% (1.64% at December 31, 2003), unused portion of $625,000 at December 31, 2003	$75,000	$—
Syndicated credit agreement, unsecured, interest due quarterly at LIBOR plus 1.00% (2.38% at December 31, 2002), unused portion of $250,000 at December 31, 2002	—	120,349
Unsecured notes, net of discount, interest payable semi-annually at 7.3%, due August 2011	249,236	249,135
Unsecured notes, net of discount, interest payable semi-annually at 5.25%, due March 2013	248,274	—

	$572,510	$369,484

      Principal maturities at December 31, 2003, are as follows (dollars in thousands):

2004	$—
2005	—
2006	—
2007	—
2008	75,000
Thereafter	497,510

$572,510

      In the normal course of business the Company enters into off-balance sheet credit risk in the form of guarantees. As of December 31, 2003, subsidiary debt in the amount of $1.4 million was guaranteed by the Company.

C.     Supplemental Cash Flow Information

	Year Ended December 31,

	2003	2002	2001

	(Dollars in thousands)
Cash paid during the year:
Interest	$27,254	$22,244	$19,565
Income taxes	$436,900	$220,000	$124,100
Non-cash investing and financing activities:
Dividends declared and unpaid	$—	$11,718	$8,596
Fair value of shares issued in connection with acquisitions	$834,714	$—	$4,150
Capital transactions of investees and less than 100% owned subsidiaries	$5,704	$8,318	$(1,079)
Issuance of restricted stock	$26,292	$—	$—

D.     Cash Dividends Received

      The Company has received cash dividends from subsidiaries and affiliates of $421.4 million, $165.2 million and $113.3 million in 2003, 2002 and 2001, respectively.

SCHEDULE V

FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 2003, 2002 and 2001
(Dollars in thousands)

Column A	Column B	Column C		Column D		Column E

		Additions

	Balance at	Charge to				Balance at
	Beginning	Costs and	Other	Deduction		End of
Description	of Period	Expenses	(Described)	(Described)		Period

Year ended December 31, 2003:
Reserve for claim losses	$887,973	$255,694	$8,622 (4)	$212,072	(1)	$940,217
Allowance on trade and notes receivables	23,240	19,510	—	3,702	(2)	39,048
Amortization of intangible assets	9,710	71,182	—	754	(3)	80,138
Year ended December 31, 2002:
Reserve for claim losses	$881,053	$177,391	$—	$170,471	(1)	$887,973
Allowance on trade and notes receivables	31,852	8,033	—	16,645	(2)	23,240
Amortization of intangible assets	3,763	6,113	—	166	(3)	9,710
Year ended December 31, 2001:
Reserve for claim losses	$907,482	$134,724	$—	$161,153	(1)	$881,053
Allowance on trade and notes receivables	22,533	11,221	—	1,902	(2)	31,852
Amortization of intangible assets	1,496	2,596	—	329	(3)	3,763

(1)	Represents payments of claim losses, net of recoupments.

(2)	Represents uncollectible accounts written-off, change in reserve due to reevaluation of specific items and change in reserve due to sale of certain assets.

(3)	Represents intangible assets written-off.

(4)	Represents reserve for claim losses assumed in connection with the Company’s acquisitions of LSI and ANFI in 2003.